UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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DEL FRISCO’S RESTAURANT GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DEL FRISCO’S RESTAURANT GROUP, INC.

920 S. Kimball Avenue, Suite 100

Southlake, Texas 76092

April 2, 2015

To Our Stockholders:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Del Frisco’s Restaurant Group, Inc. The Annual Meeting will be held on Wednesday, May 13, 2015, at 9:00 a.m., local time, at the Del Frisco’s Grille located at 1200 E. Southlake Blvd., Southlake, Texas 76092.

We describe in detail the actions we expect to take at our Annual Meeting in the attached Notice of 2015 Annual Meeting of Stockholders and Proxy Statement.

In addition to the Proxy Statement you should have also received a copy of our Annual Report on Form 10-K for fiscal year 2014, which we encourage you to read. It includes information about our operations as well as our audited, consolidated financial statements. You can also access a copy of our 2014 Annual Report on Form 10-K on the Company’s website at www.dfrg.com.

Please use this opportunity to take part in the affairs of our company by voting on the business to come before the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, date, and return the accompanying proxy card or voting instruction card. In some instances, you may also be able to vote your shares on the Internet. See “About the Annual Meeting — How Do I Vote by Proxy?” in the Proxy Statement for more details. Returning the proxy card or voting instruction card or voting on the Internet does not deprive you of your right to attend the Annual Meeting and to vote your shares in person for the matters to be acted upon at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Mark S. Mednansky

Chief Executive Officer

DEL FRISCO’S RESTAURANT GROUP, INC.

920 S. Kimball Avenue, Suite 100

Southlake, Texas 76092

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the Stockholder

Meeting to be Held on May 13, 2015

The Proxy Statement and accompanying Annual Report to Stockholders are available at investor.dfrg.com/annuals.cfm

TIME AND DATE	9:00 a.m., local time, on Wednesday, May 13, 2015

LOCATION	Del Frisco’s Grille 1200 E. Southlake Blvd. Southlake, Texas 76092

ITEMS OF BUSINESS	1. To elect the two directors named in the Proxy Statement to hold office until the 2016 annual meeting and two directors named in the Proxy Statement to hold office until the 2018;

2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 29, 2015; and

3. To approve the material terms of the performance goals under the Company’s 2012 Long-Term Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986.

Stockholders will also act upon such other matters as may properly come before the Annual Meeting.

RECORD DATE	The stockholders of record at the close of business on March 31, 2015, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy card or voting instruction card and are included in the accompanying Proxy Statement. In some instances, you may also be able to vote your shares on the Internet. You can revoke your proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the Proxy Statement.

DEL FRISCO’S RESTAURANT GROUP, INC.

920 S. Kimball Avenue, Suite 100

Southlake, Texas 76092

PROXY STATEMENT

We are providing these proxy materials in connection with the 2015 Annual Meeting of Stockholders of Del Frisco’s Restaurant Group, Inc. This Proxy Statement, the accompanying proxy card or voting instruction card, and the Company’s 2014 Annual Report on Form 10-K were first mailed to stockholders on or about April 9, 2015. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters to be brought before the Annual Meeting. Please read it carefully. Unless the context otherwise indicates, references to “Del Frisco’s Restaurant Group,” “our company,” “the Company,” “us,” “we” and “our” refer to Del Frisco’s Restaurant Group, Inc. and its consolidated subsidiaries.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of the Company is soliciting your vote in connection with the 2015 Annual Meeting of Stockholders.

What is the purpose of the Annual Meeting?

The meeting will be the Company’s regular, Annual Meeting of Stockholders. You will be voting on the following matters at the Annual Meeting:

1.	Election of the two Class I directors named in the Proxy Statement to hold office until the 2016 annual meeting and the election of the two Class III directors named in the Proxy Statement to hold office until the 2018 annual meeting;

2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 29, 2015; and

3.	Approval of the material terms of the performance goals under the Company’s 2012 Long-Term Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986.

Stockholders will also act upon any other business that may properly come before the Annual Meeting.

How does the Board of Directors recommend I vote?

The Board of Directors recommends a vote:

1.	For the election of Ian R. Carter and Richard L. Davis as Class I directors and Norman J. Abdallah and Mark S. Mednansky as Class III directors;

2.	For the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 29, 2015; and

3.	For the approval of the material terms of the performance goals under the Company’s 2012 Long-Term Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986.

Who is entitled to vote at the Annual Meeting?

The Board of Directors set March 31, 2015 as the record date for the Annual Meeting, or the Record Date. All stockholders who owned common stock of the Company at the close of business on the Record Date may attend and vote at the Annual Meeting.

Who is entitled to attend the Annual Meeting?

Only persons with evidence of stock ownership as of the Record Date or who are invited guests of the Company may attend and be admitted to the Annual Meeting. Stockholders with evidence of stock ownership as of the Record Date may be accompanied by one guest. Photo identification will be required (e.g., a valid driver’s license, state identification or passport). If a stockholder’s shares are registered in the name of a broker, trust, bank or other nominee, the stockholder must bring a proxy or a letter from that broker, trust, bank or other nominee or their most recent brokerage account statement that confirms that the stockholder was a beneficial owner of shares of stock of the Company as of the Record Date.

Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the Annual Meeting.

How many votes can be cast by stockholders?

Each share of common stock is entitled to one vote. There is no cumulative voting. There were 23,443,046 shares of common stock outstanding and entitled to vote on the Record Date.

How many votes must be present to hold the Annual Meeting?

A majority of the outstanding shares of common stock as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares are counted as present at the Annual Meeting if you are present at the Annual Meeting and vote in person or a proxy card or voting instruction card has been properly submitted by you or on your behalf or, if applicable, you have voted your shares on the Internet. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. A “broker non-vote” is a share of common stock that is beneficially owned by a person or entity and held by a broker or other nominee, but for which the broker or other nominee (1) lacks the discretionary authority to vote on certain matters, and (2) has not received voting instructions from the beneficial owner in respect of those specific matters.

How many votes are required to elect directors and approve the other proposal?

Directors are elected by a plurality of the votes cast. This means that the four individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Abstentions and broker non-votes will not affect the outcome of the election of directors.

The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the proposal.

The approval of the material terms of the performance goals under the Company’s 2012 Long-Term Incentive Plan requires the affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of this proposal.

How do I vote by proxy?

You can vote your shares by completing and returning the proxy card or voting instruction card accompanying this Proxy Statement. In some instances, you may also be able to vote your shares on the Internet. Please see your proxy card or voting instruction card for more information on how to vote by proxy.

What if I don’t vote for some of the items listed on my proxy card or voting instruction card?

If you return your signed proxy card or voting instruction card in the enclosed envelope or vote on the Internet but do not mark selections, your shares will be voted in accordance with the recommendations of the Board of Directors. In connection therewith, the Board of Directors has designated Mark S. Mednansky and Thomas J. Pennison, Jr. as proxies. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card or by Internet vote, your shares will be voted in accordance with your instructions. It is therefore important that you provide instructions to your broker if your shares are held by a broker or other nominee so that your shares will be voted at the Annual Meeting.

If you are a beneficial owner and hold your shares in street name through a broker or other nominee and do not return the voting instruction card or, if applicable, vote your shares on the Internet, the broker or other nominee will vote your shares on each matter at the Annual Meeting for which he or she has the requisite discretionary authority. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of independent registered public accounting firms. However, brokers do not have the discretion to vote on the uncontested election of directors or with respect to compensation matters, including the approval of the Company’s 2012 Long-Term Incentive Plan.

Who pays for the proxy solicitation and how will the Company solicit votes?

The Company bears the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, the Company’s directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or email. These individuals will not be paid any additional compensation for any such solicitation. The Company will request brokers and other nominees who hold shares of common stock in their names to furnish proxy materials to the beneficial owners of such shares. The Company will reimburse such brokers and other nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

Can I change or revoke my vote after I return my proxy card or voting instruction card?

Yes. Even if you sign and return the proxy card or voting instruction card in the form accompanying this Proxy Statement or, if applicable, vote your shares on the Internet, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised at the Annual Meeting by giving written notice to the Secretary of the Company, specifying such revocation. You may also change your vote by timely delivering a valid, later-dated proxy or voting instruction card or, if applicable, by voting again on the Internet, or by voting in person at the Annual Meeting. However, please note that if you would like to vote at the Annual Meeting and you are not the stockholder of record, you must request, complete and deliver a proxy from your broker or other nominee.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will be asked to elect four directors to serve on the Board of Directors. The Company’s Certificate of Incorporation provides that the Board of Directors shall consist of not fewer than three nor more than 13 directors with the exact number to be determined from time to time by resolution adopted by the Board of Directors. The Board currently consists of six directors. The Company’s Certificate of Incorporation divides the Board of Directors into three classes with the terms of office of the directors of each Class ending in different years. The terms of directors in Classes III, I, and II presently end at the annual meetings in 2015, 2016 and 2017, respectively. On February 19, 2015, the Board re-assigning Mr. Richard L. Davis from Class III to Class I such that the number of directors in each class would be more equal in number. As a result of this re-assignment and the appointment of Mr. Ian R. Carter to serve as a Class I director effective April 1, 2015, each class currently has two directors. The Nominating and Corporate Governance Committee is currently in the process of identifying additional qualified director candidates to join our Board of Directors.

The Board of Directors has nominated Norman J. Abdallah and Mark S. Mednansky for election as Class III directors for three-year terms expiring at the 2018 annual meeting. The Board of Directors has also nominated Ian R. Carter and Richard L. Davis for election as Class I directors for one-year terms expiring at the 2016 annual meeting. Although the terms of Class I directors do not end at the Annual Meeting, because of the Board’s re-assignment of Mr. Davis and appointment of Mr. Carter, each as a Class I director, the Board has determined as a matter of good corporate practice to allow the Company’s stockholders to express their views on such actions by submitting Messrs. Carter and Davis for re-election.

When elected, a director serves until his or her successor has been duly elected and qualified or until such director’s earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy card or voting instruction card, your shares will be voted for the election of the four nominees recommended by the Board of Directors unless you choose to abstain or vote against any of the nominees. The Company did not receive any stockholder nominations for director.

If any of the nominees for any reason is unable to serve or will not serve, proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or will not serve as a director. Please see “The Board of Directors and Its Committees” below for information about the nominees for election as directors and the current members of the Board of Directors who will continue serving following the Annual Meeting, their business experience and other pertinent information.

Directors are elected by a plurality of the votes cast. This means that the four nominees who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Abstentions and broker non-votes will not affect the outcome of the election of directors.

The Board of Directors unanimously recommends that you vote FOR all Nominees

PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF KPMG LLP

The Audit Committee has selected KPMG LLP, or KPMG, to audit the consolidated financial statements of the Company as of December 29, 2015, and for the fiscal year then ending. At the Annual Meeting, stockholders will be asked to ratify the selection of KPMG.

The Company has been advised by KPMG that the firm has no relationship with the Company or its subsidiaries other than that arising from the firm’s engagement as auditors, tax advisors and consultants. The Company has also been advised that representatives of KPMG will be present at the Annual Meeting where they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Certificate of Incorporation nor the Company’s bylaws require that stockholders ratify the selection of KPMG as the Company’s independent registered public accounting firm. However, we are requesting ratification because we believe it is a matter of good corporate practice. If the Company’s stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG, but may, nonetheless, retain KPMG as the Company’s independent registered public accountants. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time if it determines that the change would be in the best interests of the Company and its stockholders.

The affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting is necessary to ratify the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 29, 2015. Abstentions have the same effect as a vote against the proposal.

The Board of Directors unanimously recommends that you vote FOR the ratification of the selection of KPMG as the Company’s independent registered public accounting firm for the year ending December 29, 2015

PROPOSAL NO. 3 — APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE 2012 LONG-TERM INCENTIVE PLAN FOR PURPOSES OF SECTION 162(m)

OF THE INTERNAL REVENUE CODE OF 1986

At the Annual Meeting, stockholders will be asked to approve the material terms of the performance goals under the Company’s 2012 Long-Term Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Del Frisco’s Restaurant Group 2012 Long-Term Incentive Plan, or the 2012 Plan, was adopted by the Board of Directors on July 16, 2012.

In order to allow for certain awards under the 2012 Plan to qualify as tax-deductible “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended to date, or the Code, which is referred to in this Proxy Statement as Section 162(m), we are asking stockholders to approve the material terms of the performance goals under the 2012 Plan. Stockholders are not being asked to approve any amendment to the 2012 Plan or any increase in the number of shares of Company common stock under the 2012 Plan in this Proposal 3 but are only asked to approve the material terms of the performance goals under the 2012 Plan for compliance with Section 162(m) of the Code. As such, approval of this Proposal 3 will not increase the aggregate number of shares of Company common stock authorized for issuance under the 2012 Plan, and, accordingly, will not result in any additional dilution to stockholders.

Our Board of Directors believes that it is in the best interests of the Company and its stockholders to provide an equity incentive plan under which equity-based compensation awards made to executive officers can be deducted by the Company for federal income tax purposes. The 2012 Plan has been structured in a manner such that awards granted under it may satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m), however, there can be no guarantee that amounts payable under the 2012 Plan will be treated as qualified “performance-based compensation” under Section 162(m). In general, under Section 162(m), the federal income tax deductibility of compensation paid to our Chief Executive Officer or any of our two other most highly compensated executive officers may be limited to the extent that such compensation exceeds $1,000,000 in any fiscal year. However, compensation that satisfies the requirements for “performance-based compensation” as defined in Section 162(m) is not subject to this limit and, therefore, is generally deductible in full by the Company. One of the requirements of “performance-based compensation” for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by our stockholders every five years. As a result of an exception applicable to newly public companies, this stockholder approval requirement was not applicable to the 2012 Plan to date, but will be following the Annual Meeting.

For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals are based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects is discussed below. Stockholders are requested in this Proposal No. 3 to approve the material terms of the performance goals under the 2012 Plan for compliance with Section 162(m).

Summary of the 2012 Plan

The following summary of the 2012 Plan is qualified in its entirety by the specific language of the 2012 Plan, a copy of which is filed with this Proxy Statement as Appendix A.

Purpose — The purpose of the 2012 Plan is to advance our interests by stimulating the efforts of employees, officers, non-employee directors and other service providers, in each case who are selected to be participants, by heightening the desire of such persons to continue working toward and contributing to the success and progress of the Company. The 2012 Plan provides for the grant of incentive and nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units, any of which may be performance-based, and for incentive bonuses, which may be paid in cash or stock or a combination thereof, as determined by the administrator.

Authorized Shares — Subject to adjustment as described under “—Adjustments” below, an aggregate of 2,232,800 shares of our common stock have been authorized for issuance under the 2012 Plan, which represented 9.5% of the number of shares of Company’s common stock outstanding as of December 30, 2014. Shares issued under the 2012 Plan may be authorized but unissued shares of our common stock or shares that were reacquired by the Company, including shares purchased in the open market. The aggregate number of shares issued under the 2012 Plan at any time may only equal the number of shares actually issued upon exercise or settlement of an award. In addition, shares subject to an award under the 2012 Plan will not count as shares issued under the 2012 Plan if such shares are: (i) shares that were subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right, (ii) shares used to pay the exercise price of an option, or (iii) shares delivered to or withheld by the Company to pay the withholding taxes related to an award. In addition, shares subject to awards that have been canceled, expired or forfeited and shares subject to awards settled in cash will not count as shares issued under the 2012 Plan.

Certain Award Limits — Upon expiration of the reliance period relating to the exemption for corporations that become publicly held, as specified in Treasury Regulation Section 1.162-27(f), the aggregate number of shares subject to awards granted under the 2012 Plan during any calendar year to any single participant may not exceed 600,000, subject to adjustment as described under “—Adjustments” below, but only to the extent that such adjustment will not affect the status of any award intended to qualify as “performance-based compensation” under Section 162(m). The aggregate number of shares of our common stock that may be issued pursuant to the exercise of incentive stock options may not exceed 2,232,800, subject to adjustment as described under “—Adjustments” below. Upon the expiration of the reliance period relating to the exemption for corporations that become publicly held, as specified in Treasury Regulation Section 1.162-27(f), the maximum cash amount payable pursuant to that portion of an incentive bonus earned for any 12-month period to any participant under the 2012 Plan that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code may not exceed $10,000,000.

Substitute Awards — Awards granted or shares of our common stock issued by the Company in assumption of, or is substation or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines, or Substitute Awards, will not reduce the shares authorized for issuance under the 2012 Plan or authorized for grant to a participant in any calendar year. In addition, in the event that a company acquired by the Company or any subsidiary, or with which the Company or any subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the share available for grant pursuant to the terms of such pre-existing plan may be used for awards under the 2012 Plan and will not reduce the shares authorized for issuance under the 2012 Plan.

Adjustments — The administrator will make appropriate to the number and kind of shares available for issuance under the 2012 Plan and the number and kind of shares subject to the individual limits described above as it determines appropriate to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of the Company outstanding. The terms of any outstanding awards will also be equitably adjusted as determined necessary by the administrator as to price, number or kind of shares subject to the award, vesting and other terms to reflect the foregoing events. In the event of a “change in control” (as defined in the 2012 Plan), other merger, consolidation or otherwise, the administrator will determine the appropriate and equitable adjustment, if any, to be effected.

Change in Control — If a change in control occurs, unless otherwise provided in an award agreement or other contract, or under the terms of a transaction constituting a change in control, the administrator may provide that any or all of the following will occur upon a participant’s qualifying termination of employment within 24 months following the change in control: (i) in the case of an option or stock appreciation right, the participant will have the ability to exercise any portion thereof not previously exercisable, (ii) in the case of a performance award or incentive bonus, the participant will have the right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the administrator prior to the change in control, and (iii) in the case of shares issued in payment of an incentive bonus, and/or in the case of outstanding restricted stock and/or restricted stock units, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award will immediately lapse. Notwithstanding anything in the 2012 Plan to the contrary, in the event of a change in control in which the acquiring or surviving company in the transaction does not assume or continue outstanding awards upon the change in control, then immediately prior to the change in control, all awards that are not assumed or continued will be treated as follows effective immediately prior to the change in control: (x) in the case of an option or stock appreciation right, the participant will have the ability to exercise such option or stock appreciation right, including any portion thereof not previously exercisable, (y) in the case of a performance award or incentive bonus, the participant will have the right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the administrator prior to the change in control, and (z) in the case of shares issued in payment of an incentive bonus, and/or in the case of outstanding restricted stock and/or restricted stock units, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award will immediately lapse.

Administration — The 2012 Plan is administered by our Compensation Committee or, in the absence thereof, our full Board of Directors. Any power of the administrator may also be exercised by the full Board of Directors except as provided in the 2012 Plan. The administrator may authorize one or more officers of the Company to perform any or all things that the administrator is authorized and empowered to do or perform under the 2012 Plan; provided, however, that the administrator must specify the total number of awards (if any) that such officer(s) may award pursuant to such delegation and no such officer may designate himself or herself as a recipient of any award. In addition, the administrator may delegate any or all aspects of the day-to-day administration of the 2012 Plan to one or more officers or employees of the Company or any subsidiary, and/or to one or more agents. Subject to the express provisions of the 2012 Plan, the administrator is authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of the 2012 Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations and to define terms not otherwise defined; (ii) to determine which persons are participants, to which of such participants, if any, awards will be granted and the timing of such awards; (iii) to grant awards and determine the terms and conditions thereof, including the number of shares subject to awards and the exercise or purchase price of such shares and the circumstances under which awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors; (iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any award; (v) to prescribe and amend the terms of the agreements or other documents evidencing awards (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by participants; (vi) to determine whether, and the extent to which, adjustments are required; (vii) to interpret and construe the 2012 Plan, any rules and regulations thereunder and the terms and conditions of any award granted thereunder, and to make exceptions to any such provisions if the administrator, in good faith, determines that it is necessary to do so in light of extraordinary circumstances and for the benefit of the Company; (viii) to approve corrections in the documentation or administration of any award; and (ix) to make all other determinations deemed necessary or advisable for the administration of the 2012 Plan. The administrator may, in its sole and absolute discretion, without amendment to the 2012 Plan, waive or amend the operation of 2012 Plan provisions respecting exercise after termination of employment or service to the Company or an affiliate and, except as otherwise provided in the 2012 Plan, adjust any of the terms of any award. All decisions, determinations and interpretations by the administrator regarding the 2012 Plan, any rules and regulations under the 2012 Plan and the terms and conditions of or operation of any award granted thereunder are final and binding on all participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the 2012 Plan or any award.

Prohibition of Option and SAR Repricing — The 2012 Plan expressly provides that, other than in connection with a change in the Company’s capitalization, at any time when the exercise price of an option or stock appreciation right is above the fair market value of a share of our common stock, the Company may not, without stockholder approval, (i) reduce the exercise price of such option or stock appreciation right, (ii) exchange such award for cash, another award or a new option or stock appreciation right with a lower exercise or base price or (iii) otherwise reprice such award.

Eligibility — We may grant awards to any current or prospective officer or employee (including any director who is also an employee) or other service provider of the Company or any subsidiary and, in accordance with the provisions of the 2012 Plan, to any non-employee director. Incentive stock options may only be granted to employees. As of March 31, 2015, approximately 4,385 employees, including all of our executive officers, and five directors were eligible for awards under the 2012 Plan.

Stock Options — The Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these. The exercise price of each option generally may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any parent or subsidiary corporation of the Company (a “ten percent stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant. On March 31, 2015, the closing price of our common stock on the NASDAQ Stock Market was $20.15 per share.

The 2012 Plan provides that the option exercise price may generally be paid in shares or cash or a combination thereof as determined by the administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under an option, the delivery of previously owned shares and withholding of shares otherwise deliverable upon exercise.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the administrator. The maximum term of any option granted under the 2012 Plan is ten years, provided that an incentive stock option granted to a ten percent stockholder must have a term not exceeding five years. Unless otherwise permitted by the administrator, the vested portion of an option generally will remain exercisable for three months following the participant’s termination of service, provided that if service terminates as a result of the participant’s death or disability, the option generally will remain exercisable for 12 months and if service terminates due to retirement, the option generally will remain exercisable for a period of three years, but in any event the option must be exercised no later than its expiration date.

Stock Appreciation Rights — The administrator may grant stock appreciation rights either in tandem with a related option, or a tandem SAR, or independently of any option, or a freestanding SAR. A tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the administrator. The exercise price, vesting provisions, exercisability provisions, forfeiture provisions, termination provisions and all other provisions of a tandem SAR will be the same as the terms of the related option. The exercise price of a freestanding SAR may not be less than the fair market value of a share of our common stock on the date of grant and the other terms and conditions applicable to a freestanding SAR are general the same as those described above with respect to stock options. Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares.

Restricted Stock Awards and Restricted Stock Units — Restricted stock is an award of shares, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. Restricted stock units are awards denominated in units of shares under which the issuance of shares is subject to such conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. Unless determined otherwise by the administrator, each restricted stock unit will be equal to one share and will entitle a participant to either the issuance of shares or payment of an amount of cash determined with reference to the value of shares. To the extent determined by the administrator, restricted stock and restricted stock units may be satisfied or settled in shares, cash or a combination thereof. Restricted stock and restricted stock units need not be identical. The terms of each such award will be as determined by the administrator and set forth in an award agreement. Unless specified otherwise by the administer, upon a termination for any reason, any unvested portion of such award will be forfeited; provided, however, that the administrator may provide for accelerated vesting in its discretion (unless such termination was for cause). In the case of a performance award, in the event of a termination by reason of death, disability, retirement or involuntary termination by the Company without cause during a performance period (and, unless otherwise determined by the administrator, in the case of a termination without cause, at least twelve months after the beginning of the performance period), the participant will receive a prorated payout of the performance award as determined by the administrator based upon the length of time that participant held the performance award during the performance period and the Company’s actual results during the performance period as compared to the performance criteria to which the award is subject. Subject to the limits imposed under Section 162(m), notwithstanding the satisfaction of any performance goals, the numbers of shares granted, issued, retainable and/or vested under an award of restricted stock or restricted stock units on account of either financial performance or personal performance evaluations may, to the extent specified in an award agreement, be reduced, but not increased, by the administer on the basis of such further considerations as the administrator may determine. Unless otherwise determined by the administrator, participants holding shares of restricted stock may exercise full voting rights while participants granted restricted stock units will have no voting rights with respect to the underlying shares unless and until such shares are reflected as issued and outstanding on the Company’s stock ledger. Participants in whose name an award of restricted stock and/or restricted stock units is granted will be entitled to receive all dividends and other distributions paid with respect to the shares underlying such award unless determined otherwise by the administrator. In no event will dividends or dividend equivalents be currently payable with respect to unvested or unearned performance awards.

Incentive Bonuses — Each incentive bonus award will confer upon the participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year. The terms of any such award will be as set forth in an award agreement.

Qualifying Performance-Based Compensation — The administrator may establish performance criteria and level of achievement versus such criteria that will determine the number of shares, units or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on the qualifying performance criteria set forth below, or the Qualifying Performance Criteria, or other standards of financial performance and/or personal performance evaluations. The administrator may specify that an award or a portion thereof is intended to satisfy the requirements for “performance-based compensation” under Section 162(m), provided that upon the expiration of the reliance period relating to the exemption for corporations that become publicly held, as specified in Treasury Regulation Section 1.162-27(f), the performance criteria for such award or portion thereof that is intended by the administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) will be a measure based on one or more of the Qualifying Performance Criteria as selected by the administrator and specified at the time the award is granted. Upon the expiration of the reliance period relating to the exemption for corporations that become publicly held, as specified in Treasury Regulation Section 1.162-27(f), the administrator will certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m). Notwithstanding satisfaction of any performance goals, the number of shares issued under or the amount paid under an award may, to the extent specified in the award agreement, be modified, but upon the expiration of the reliance period relating to the exemption for corporations that become publicly held, as specified in Treasury Regulation Section 1.162-27(f), may only be reduced, but not increased, by the administrator on the basis of such further considerations as the administrator in its sole discretion may determine. Qualifying Performance Criteria means any one or more of the following performance criteria, or deviations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the administrator: (i) cash flow (before or after dividends), (ii) earning or earnings per share (including earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) total stockholder return, (vi) return on capital or investment (including return on total capital, return on invested capital, or return on investment), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue, (xx) NSR and/or total backlog, (xxi) days sales outstanding, (xxii) customer service, (xxiii) operational safety, reliability and/or efficiency; (xxiv) environmental incidents. To the extent consistent with Section 162(m), the administrator (A) will appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the acquisition or disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (B) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) accruals of any amounts for payment under the 2012 Plan or any other compensation arrangement maintained by the Company.

Transferability — Except as otherwise permitted by the administrator in accordance with the terms of the 2012 Plan, each award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or stock appreciation right is exercisable only by the participant during his or her lifetime.

Termination or Amendment — The 2012 Plan will continue in effect until its termination by the administrator, provided that all awards will be granted within ten years from the effective date of its adoption by the Board of Directors, which occurred on July 16, 2012. The Board of Directors may amend, alter or discontinue the 2012 Plan and the administer may amend or alter any agreement or other document evidencing an award made under the 2012 Plan but, except as required in connection with a change in our capitalization, no amendment will, without approval of the stockholders, amend the 2012 Plan in any manner requiring stockholder approval by law or any stock exchange requirement. No amendment or alteration to the 2012 Plan or any award agreement may be made which would impair the rights of the holder of an ward without such holder’s consent, provided that no consent will be required if the administer determines in its sole discretion and prior to the date of a change in control that such amendment or alternation either is required or advisable in order for the Company, the 2012 Plan or the award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2012 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options — A participant recognizes no taxable income for regular income tax purposes upon the receipt or exercise of an incentive stock option. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. In such event, we will not be entitled to any corresponding deduction for federal income tax purposes. In the event of the participant’s disposition of shares before both of these holding periods have been satisfied (a “disqualifying disposition”), the participant will recognize ordinary income equal to the spread between the option exercise price and the fair market value of the shares on the date of exercise, but in most cases not to exceed the gain realized on the sale, if lower. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

In general, the difference between the option exercise price and the fair market value of the shares on the date when an incentive stock option is exercised is treated as an adjustment in computing income that may be subject to the alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options — Options not designated or qualifying as incentive stock options are nonstatutory stock options and have no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights — A participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Awards — A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares, unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (1) the date on which the shares become transferable or (2) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance Awards, Restricted Stock Unit Awards, Cash-Based Awards and Other Stock-Based Awards — A participant generally will recognize no income upon the receipt of a performance share, performance unit, restricted stock unit, cash-based or other stock-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any unrestricted shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock Awards.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the determination date (as defined above under “Restricted Stock Awards”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

New Plan Benefits

The benefits that will be awarded or paid under the 2012 Plan are not currently determinable. Awards granted under the 2012 Plan are within the discretion of the administrator, and the administrator has not determined future awards or who might receive them.

Existing Plan Benefits

The aggregate numbers of shares of common stock subject to outstanding options to certain persons under the 2012 Plan as of March 31, 2015 are as follows:

Person/Group	Number of Option Shares
Mark S. Mednansky	290,500
Chief Executive Officer
Thomas J. Pennison, Jr.	135,000
Chief Financial Officer
Jeffrey F. Carcara	150,000
Chief Operating Officer
All current executive officers, as a group	722,500
All current directors who are not executive officers, as a group	105,875
All employees, excluding executive officers, as a group	594,625

Equity Compensation Plans

The following table sets forth information as of December 30, 2014 with respect to our equity compensation plans under which our equity securities are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Plan Category
Equity compensation plans approved by security holders	1,429,000	$17.45	689,925
Equity compensation plans not approved by security holders	—	—	—

Total	1,429,000	$17.45	689,925

Vote Required for Approval

The approval of the Company’s 2012 Long-Term Incentive Plan requires the affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of this proposal.

The Board of Directors unanimously recommends that you vote FOR the approval of the material terms of the performance goals under the Company’s 2012 Long-Term Incentive Plan for purposes of Section 162(m) of the Code

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The following table sets forth the names, ages and background information of the nominees for election as directors and the current members of the Board of Directors who will continue serving following the Annual Meeting, as well as each individual’s specific experience, qualifications and skills that led the Board of Directors to conclude that each such nominee/director should serve on the Board of Directors. The persons who have been nominated for election and are to be voted upon at the Annual Meeting are listed first, with continuing directors following thereafter.

Nominees

Name and Experience	Age	Class

Norman J. Abdallah has served as a member of the Board of Directors since July 2012. Mr. Abdallah served as a member of our Advisory Board from March 2011 to July 2012. Since September 2014, Mr. Abdallah has served as Chief Executive Officer of TM Restaurant Holdings LLC. From December 2013 through September 2014, Mr. Abdallah served as Chief Executive Officer of Counter Concepts, LLC. From May 2013 through December 2013, Mr. Abdallah served as interim Chief Executive Officer of Dinosaur Bar-B-Que. Mr. Abdallah formerly served as the Chief Executive Officer of Romano’s Macaroni Grill, from 2010 through April 2013. Mr. Abdallah has also served as a member of the Board of Directors of California Pizza Kitchen, Inc. since 2011 and Chairman of the Board of Triple Tap Ventures since 2008. Prior to joining Romano’s Macaroni Grill, Mr. Abdallah served as Chief Executive Officer of Restaurants Unlimited Inc., a privately-held multi-concept restaurant company, from 2009 to 2010. Prior to joining Restaurants Unlimited, Mr. Abdallah served as the Chief Executive Officer and Co-Founder of Fired Up, Inc., the parent company of U.S.-based casual dining concept Carino’s Italian, from 1997 to 2008.

Mr. Abdallah brings extensive knowledge of the restaurant industry to the Board of Directors from his experience with a number of national restaurant concepts. In addition, Mr. Abdallah’s service as a chief executive officer of various other restaurant holding companies contributes valuable management experience to the Board’s collective knowledge.

	52	III

Ian R. Carter began serving as a member of and Chairman of the Board of Directors on April 1, 2015. Mr. Carter has served as Executive Vice President and President, Development, Architecture and Construction for Hilton Worldwide since October 2012 and previously oversaw Operations since August 2009 for Hilton Worldwide. He previously served as Chief Executive Officer of Hilton International Co. prior to its reacquisition by Hilton Worldwide in February 2006. Prior to joining Hilton International in January 2005, Mr. Carter served as President of Black & Decker Corporation, Middle East, Africa and Asia. Prior to Black & Decker, Mr. Carter spent more than a decade with General Electric Plastics, ultimately serving as President of General Electric Specialty Chemical. Mr. Carter serves as a non-Executive Director on the Board of Burberry Group PLC, where he serves as chairman of the compensation committee, and is a Patron of Hospitality in Action and Chairman of the Hilton in the Community Foundation. He is also Chairman of the International Tourism Partnership. He serves on the board of advisors of Boston University School of Hospitality Administration, serves as a Commissioner of the California Travel and Tourism Commission and is a fellow of the Institute of Hospitality.

Mr. Carter’s extensive experience in business development across a wide range of industries allows him to provide insight to the Board of Directors regarding developing and implementing strategies for growing our business. In addition, Mr. Carter’s service as a chief executive officer of various other companies contributes valuable management experience to the Board’s collective knowledge.

	53	I

Name and Experience	Age	Class

Richard L. Davis has served as a member of our Board of Directors since July 2012. Mr. Davis served as a member of our Advisory Board from 2011 to July 2012. Mr. Davis has also served as a member of the board of directors of Bi-Lo Holdings, LLC, a 684-unit grocery company, since 2011. Mr. Davis’ 40 year business career has been devoted to managing and developing various businesses in retail, printing services and the restaurant and entertainment industries. Mr. Davis was the founder and owner of Main Street Crossing, a restaurant and live entertainment venue, JoeAuto, a chain of auto repair shops, Extreme Logic, a software training company and Night-Rider Overnight Copy Service, a printing business. Mr. Davis was the CEO of CCG Venture Partners from 1992 to 2010.

Mr. Davis’ extensive experience in business development across a wide range of industries allows him to provide insight to the Board of Directors regarding developing and implementing strategies for growing our business.

	62	I

Mark S. Mednansky has served as Chief Executive Officer since March 2007 and has served as a member of our Board of Directors since July 2012. Prior to becoming our Chief Executive Officer in December 2006, Mr. Mednansky served in senior management roles with Lone Star Steakhouse & Saloon, Inc. From 2005 until March 2007, Mr. Mednansky was the Chief Operating Officer of several Lone Star Steakhouse & Saloon restaurant concepts, including Del Frisco’s and Sullivan’s. Mr. Mednansky also served as Vice President of Operations of the Del Frisco’s and Sullivan’s concepts from 2000 to 2005 and President of the Texas Land & Cattle concept from 2003 to 2006. Mr. Mednansky has over 37 years of restaurant industry experience and 27 years of experience as a senior operations manager. Prior to joining Lone Star Steakhouse & Saloon, Inc., he was Director of Operations for Big Four Restaurants from 1997 to 1998, Director of Culinary Services for Dial Corp. from 1990 to 1997 and Area Manager for Big Four Restaurants from 1985 to 1990.

As our Chief Executive Officer, Mr. Mednansky brings a deep understanding of the Company’s business, industry, operations and strategic plan to the Board of Directors. Mr. Mednansky also has extensive institutional knowledge gained through his more than 14 years of experience with the Del Frisco’s and Sullivan’s concepts. In addition, Mr. Mednansky’s other senior leadership and restaurant experience enables him to provide valuable insight and guidance to the Board on our industry as a whole. Mr. Mednansky’s Board service also provides a direct open channel of communication between the Board and senior management.

	58	III

Continuing Directors

Name and Experience	Age	Class

David B. Barr has served as a member of the Board of Directors since July 2012. Mr. Barr served as a member of the Company’s Advisory Board from 2008 to July 2012. Mr. Barr has been the Chairman of the Board of Directors of PMTD Restaurants LLC and its affiliates, a franchisee of KFC, since 1998. Mr. Barr has also been Chairman of the board of directors of Rita Restaurant Corp., the owner and operator of Don Pablo’s Mexican Restaurants and Hops Grill and Brewery since 2008, in addition to having served on the board of the prior owner. Mr. Barr also serves on the boards of directors of Mrs. Fields Original Cookies, Inc. (owner of the Ms. Fields and TCBY brands), and Charles & Colvard Ltd., and was previously the Chairman of the board of directors of Samuels Jewelers, Inc. from 2000 to 2006. From 1994 to 2008, Mr. Barr served as the Chief Financial Officer and then Chief Executive Officer of the Great American Cookie Company, a franchisor and operator of cookie stores. Mr. Barr began his career with Price Waterhouse in 1986 where he worked until 1991 when he left to join the finance department of Pizza Hut, Inc. Mr. Barr was a licensed certified public accountant in the State of Georgia and a member of the American Institute of Certified Public Accountants from 1991 to 2003. Mr. Barr currently sits on the board of directors of International Franchise Association and the advisory board of the McIntire School of Commerce at the University of Virginia.	51	II

Name and Experience	Age	Class

Mr. Barr brings extensive knowledge of the restaurant industry to the Board of Directors from his experience with a number of restaurant and retail concepts. His board service for various companies, including as chairman, provides valuable insight to the Board regarding the dynamics and interactions of a board of directors. Mr. Barr’s financial background assists the Board in understanding their responsibilities for our public company reporting of financial information.

William Lamar, Jr. has served as a member of our Board of Directors since December 2013. Since 2008, Mr. Lamar has served as President of WBAL, LLC, a management and marketing consulting company, following his retirement from his position as Chief Marketing Officer of McDonald’s USA in 2008. In 24 years with McDonald’s, he held various roles including National Marketing Director and Regional Marketing Director. Prior to joining McDonald’s, Mr. Lamar was a Vice President of Burrell Advertising. Mr. Lamar is a member of the Board of Directors of SionicMobile, Chairman Elect of the 100 Black Men of Atlanta, Inc. and Chairman of the Atlanta Football Classic.

Mr. Lamar brings extensive knowledge of the restaurant industry to the Board of Directors from his experience in various roles within McDonald’s USA. Mr. Lamar’s marketing and consumer analysis background also provides valuable management experience to the Board’s collective knowledge.

	62	II

Meetings of the Board of Directors

The Board of Directors holds regularly scheduled meetings throughout the year and holds additional meetings from time to time as the Board of Directors deems necessary or desirable to carry out its responsibilities. The Board of Directors held four meetings in fiscal 2014. All directors attended at least 75% of all meetings of the Board of Directors and of the Committees thereof on which they served during the year. The Board of Directors has a policy that directors are expected to attend the annual meetings of stockholders.

Director Compensation

During 2014, we paid an annual retainer of $30,000 per year to each independent director for his services, with an additional $15,000 annual fee for service as the chairperson of the Board or Audit Committee; $10,000 as chairperson of the Compensation Committee; and $7,500 as chairperson of the Nominating and Corporate Governance Committee. We also paid our independent directors an additional fee of $1,500 for each meeting attended in person and $250 for each meeting attended telephonically. Additionally, Mr. Lamar received an option to purchase 6,875 shares of our common stock, which vested in full on January 5, 2015, in connection with his appointment to the Board of Directors.

Effective in 2015, each independent director will receive an annual retainer of $47,500 per year, with an additional $25,000 annual fee for service as the chairperson of the Board, $15,000 as chairperson of the Audit Committee; $10,000 as chairperson of the Compensation Committee; and $7,500 as chairperson of the Nominating and Corporate Governance Committee. The additional meeting attendance fees previously paid was discontinued in connection with the increase in the annual retainer. Additionally, each independent director will receive an annual equity grant valued at approximately $75,000 in the form of restricted stock or restricted stock units which will vest in full on the first anniversary of the grant date.

Mr. Mednansky did not receive any compensation for his services as a director. Mr. Mednansky’s compensation for services rendered as our Chief Executive Officer is disclosed in the Summary Compensation table below.

Director Compensation Table

The following table sets forth information concerning the compensation of our independent directors for the fiscal year ended December 30, 2014.

Name	Fees earned or paid in cash ($)(1)	Option Awards ($)(2)	Total
Norman J. Abdallah	45,000	—	45,000
David B. Barr	53,250	—	53,250
Richard L. Davis	37,000	—	37,000
William Lamar, Jr.	43,000	44,662	87,662

(1)	These amounts represent all meeting attendance fees and the annual retainer earned by each director as well as the directors’ respective fees for serving as chairpersons of the Audit, Compensation and Nominating and Corporate Governance Committees.
(2)	Represents the aggregate grant date fair value, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for options awarded in 2014. See note 15 in the notes to our consolidated financial statements for the year ended December 30, 2014 included in our 2014 Annual Report on Form 10-K filed with the Securities and Exchange Commission, or the SEC, on February 27, 2015, or the 2014 10-K. Mr. Lamar was granted an option to purchase 6,875 shares at an exercise price of $20.84 per share, vesting in full on January 5, 2015. As of December 30, 2014, this grant remained unvested and outstanding. As of December 30, 2014, each of Messrs. Barr and Davis held 36,000 outstanding options, while Mr. Abdallah held 27,000 outstanding options and Mr. Lamar held 6,875 outstanding options.

Director Independence

The Board of Directors has affirmatively determined that each of Messrs. Abdallah, Barr, Carter, Davis and Lamar is independent under NASDAQ rules. NASDAQ’s definition of independence includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings involving the Company, which would prevent a director from being independent.

Board Leadership Structure

The Company’s Principles of Corporate Governance provide that the Board shall periodically evaluate and make a determination regarding whether or not to separate the roles of Chairman and Chief Executive Officer based upon the circumstances. During 2014, as a result of the resignation of our former Chairman on December 31, 2013, the roles were temporarily combined and the Board was led by an acting Chairman, Mr. Mednansky, who is also our Chief Executive Officer. The Board believed that, while it searched for other qualified director candidates, including one who qualified to serve as Chairman, it was in the best interests of the Company for Mr. Mednansky to serve as both Chief Executive Officer and acting Chairman. The Board believed that this approach was appropriate and in the best interests of stockholders under the circumstances because the Chief Executive Officer is the individual with primary responsibility for implementing the Company’s strategy, directing the work of other executive officers and leading implementation of the Company’s strategic plans as approved by the Board. Additionally, in the short term, this structure provided a well-functioning and effective balance between strong leadership and appropriate safeguards and oversights by the independent directors. However, the Board generally believes that having a permanent non-executive Chairman is preferable because the long-term separation of the role of Chairman and Chief Executive Officer provides significant advantages, as it allows Mr. Mednansky to focus on the Company’s day-to-day operations, while allowing the Chairman to lead our Board of Directors in its role of providing oversight and advice to management. As a result, effective April 1, 2015, the Board appointed Mr. Ian Carter to serve as Chairman of the Board.

Our Principles of Corporate Governance, however, provide us with the flexibility to once again combine these roles in the future, permitting the roles of Chief Executive Officer and Chairman to be filled by the same individual. This provides our Board of Directors with flexibility to determine whether the two roles should be combined in the future based on our Company’s needs and our Board of Directors’ assessment of our leadership structure from time to time.

In addition, pursuant to the Company’s Principles of Corporate Governance, the independent directors may appoint an independent director to serve as the lead independent director for a period of time as determined by the independent directors as a group. The lead independent director’s responsibilities will include such responsibilities delegated thereto by the Board, and may also include: presiding at meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors; approving information sent to the Board; approving the agenda and schedule for Board meetings to provide that there is sufficient time for discussion of all agenda items; serving as liaison between the Chairman and the independent directors; and being available for consultation and communication with major stockholders upon request. Any lead independent director shall have the authority to call executive sessions of the independent directors.

The Board’s Role in Risk Oversight

The Board of Directors oversees the Company’s risk management process. The Board oversees a Company-wide approach to risk management, designed to enhance stockholder value, support the achievement of strategic objectives and improve long-term organizational performance. The Board determines the appropriate level of risk for the Company generally, assesses the specific risks faced by the Company and reviews the steps taken by management to manage those risks. The Board’s involvement in setting the Company’s business strategy facilitates these assessments and reviews, culminating in the development of a strategy that reflects both the Board’s and management’s consensus as to appropriate levels of risk and the appropriate measures to manage those risks. Pursuant to this structure, risk is assessed throughout the enterprise, focusing on risks arising out of various aspects of the Company’s strategy and the implementation of that strategy, including financial, legal/compliance, operational/strategic, health and safety, and compensation risks. The Board also considers risk when evaluating proposed transactions and other matters presented to the Board, including acquisitions and financial matters.

While the Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, the Audit Committee reviews and discusses the Company’s practices with respect to risk assessment and risk management. The Audit Committee also focuses on financial risk, including internal controls, and discusses the Company’s risk profile with the Company’s independent registered public accounting firm. In addition, the Audit Committee oversees the Company’s compliance program with respect to legal and regulatory requirements, including the Company’s codes of conduct and policies and procedures for monitoring compliance. The Compensation Committee periodically reviews compensation practices and policies to determine whether they encourage excessive risk taking, including an annual review of management’s assessment of the risk associated with the Company’s compensation programs covering its employees, including executives, and discusses the concept of risk as it relates to the Company’s compensation programs. Finally, the Nominating and Corporate Governance Committee manages risks associated with the independence of directors and Board nominees. Management regularly reports on applicable risks to the relevant committee or the Board, as appropriate, including reports on significant Company projects, with additional review or reporting on risks being conducted as needed or as requested by the Board and its committees.

Committees of the Board of Directors

The Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of these Committees is governed by a charter adopted by the Board of Directors. These charters establish the missions of the respective Committees as well as Committee membership guidelines. They also define the purpose, duties, and responsibilities of each Committee in relation to the Committee’s role in supporting the Board of Directors and assisting the Board in discharging its duties in supervising and governing the Company. The charters are available on the Company’s website at www.dfrg.com by following the links to “Investor Relations” and “Governance” or upon written request to the Company, as set forth under “Corporate Governance — Availability of Documents” below.

Audit Committee — The primary responsibilities of the Audit Committee are to oversee the accounting and financial reporting processes of our company as well as our subsidiary companies, and to oversee the internal and external audit processes. The Audit Committee also assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information provided to stockholders and others, and the system of internal controls established by management and the Board of Directors. The Audit Committee oversees the independent auditors, including their independence and objectivity. However, the Committee members do not act as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and the independent auditors. The Audit Committee is empowered to retain independent legal counsel and other advisors as it deems necessary or appropriate to assist it in fulfilling its responsibilities, and to approve the fees and other retention terms of the advisors.

The Audit Committee is comprised of Messrs. Abdallah, Barr and Davis, with Mr. Barr serving as chair. The Board of Directors has determined that each of Messrs. Abdallah, Barr and Davis is independent, as defined under and required by the federal securities laws and the NASDAQ rules. The Board of Directors has determined that Mr. Barr qualifies as an audit committee financial expert under the federal securities laws and that each member of the Audit Committee has the financial sophistication required under NASDAQ rules. The Audit Committee held four meetings during fiscal 2014.

Compensation Committee — The primary responsibility of the Compensation Committee is to periodically review and approve the compensation and other benefits for our employees, officers and independent directors. This includes reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers in light of those goals and objectives, and setting compensation for these officers based on those evaluations. The Compensation Committee also administers and has discretionary authority over the issuance of stock awards under the 2012 Plan. The Compensation Committee may delegate authority to review and approve the compensation of our employees to certain of our executive officers, including with respect to awards made under the 2012 Plan. Even where the Compensation Committee does not delegate authority, our executive officers will typically make recommendations to the Compensation Committee regarding compensation to be paid to our employees and the size of grants of stock option, restricted stock and other forms of stock-based compensation.

During 2014, the Compensation Committee was comprised of Messrs. Abdallah and Lamar, with Mr. Abdallah serving as chair. Effective April 1, 2015, Mr. Ian R. Carter was appointed to the Compensation Committee. The Board has determined that each of Messrs. Abdallah, Carter and Lamar are independent under NASDAQ rules. The Compensation Committee held three meetings in fiscal 2014.

Compensation Committee Interlocks and Insider Participation — During the last completed fiscal year, Messrs. Abdallah and Lamar served as members of our Compensation Committee. Neither of these directors or our executive officers currently serves or has served during the last completed fiscal year, as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors.

Nominating and Corporate Governance Committee — The Nominating and Corporate Governance Committee oversees all aspects of our corporate governance functions. The committee makes recommendations to the Board of Directors regarding director candidates and assists the Board of Directors in determining the composition of the Board and its committees. The Nominating and Corporate Governance Committee is comprised of Messrs. Barr, Davis and Lamar, with Mr. Lamar serving as chair. The Board has determined that each of Messrs. Barr, Davis and Lamar are independent under NASDAQ rules. The Nominating and Corporate Governance Committee held three meetings in fiscal 2014.

Director Nomination Procedures

The Board of Directors believes the Board, as a whole, should possess the requisite combination of skills, professional experience, and diversity of backgrounds to oversee the Company’s business. The Board of Directors also believes there are certain attributes each individual director should possess, as reflected in the Board of Directors’ membership criteria. Accordingly, the Board of Directors and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually as well as in the broader context of the Board’s overall composition and the Company’s current and future needs. The Nominating and Corporate Governance Committee is responsible for periodically reviewing with the Board on the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. This assessment enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company’s needs evolve. This assessment takes into consideration all factors deemed relevant by the Nominating and Corporate Governance Committee, including the matters described above. For incumbent directors, the factors also include past performance on the Board of Directors and its committees. Additionally, our bylaws permit stockholders to nominate director candidates for consideration at the annual meeting of stockholders as discussed in greater detail under “Stockholder Proposals” below. The Nominating and Corporate Governance Committee expects to use a similar process to evaluate candidates nominated by stockholders as the one it uses to evaluate candidates it otherwise identifies.

Contacting the Board of Directors

You can contact the Board of Directors to provide comments, to report concerns, or to ask a question, at the following address: Corporate Secretary, Del Frisco’s Restaurant Group, Inc., 920 S. Kimball Ave., Suite 100, Southlake, TX 76092. You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

Communications are distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items which are unrelated to the duties and responsibilities of the Board should be excluded, such as product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request.

You may also communicate online with our Board of Directors as a group through our corporate webpage, www.dfrg.com, by following the lines to “Investor Relations,” “Corporate Governance” and “Contact the Board.”

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Company monitors developments in the area of corporate governance and reviews its processes and procedures in light of such developments. Accordingly, the Company reviews federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act as well as various rules promulgated by the SEC and NASDAQ. The Company believes that it has procedures and practices in place which are designed to enhance and protect the interests of its stockholders.

The Board of Directors has approved Principles of Corporate Governance for the Company. The Principles of Corporate Governance address, among other things:

•	The role of the Board of Directors;

•	The composition of the Board of Directors, including size and membership criteria;

•	Service on other boards and audit committees;

•	Functioning of the Board, including regularly held meetings and executive sessions of independent directors;

•	Structure and functioning of the committees of the Board;

•	Director access to management, employees and advisors;

•	Director compensation;

•	Succession planning; and

•	Board and committee performance evaluations.

Codes of Ethics

In addition to the Principles of Corporate Governance, the Board of Directors has adopted a Code of Ethics and Business Conduct. The Code of Ethics, along with the Principles of Corporate Governance, serves as the foundation for the Company’s system of corporate governance. It provides guidance for maintaining ethical behavior, requires that directors and employees comply with applicable laws and regulations, prohibits conflicts of interest, and provides mechanisms for reporting violations of the Company’s policies and procedures.

In the event the Company makes any amendment to, or grants any waiver from, a provision of the Code of Ethics that applies to the principal executive officer, principal financial officer, or principal accounting officer that requires disclosure under applicable SEC rules, the Company will disclose such amendment or waiver and the reasons therefore on its website at www.dfrg.com.

Availability of Documents

The full text of the Principles of Corporate Governance, the Code of Ethics and Business Conduct, the Charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee and the other corporate governance materials described in this Proxy Statement are accessible by following the links to “Investor Relations” and “Corporate Governance” on the Company’s website at www.dfrg.com. The Company will furnish without charge a copy of the foregoing to any person making such a request in writing and stating that he or she is a beneficial owner of common stock of the Company. Requests should be addressed to: Del Frisco’s Restaurant Group, Inc., 920 S. Kimball Avenue, Suite 100, Southlake, Texas 76092, Attention: Investor Relations.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee hereby reports as follows:

1.	Management has primary responsibility for the accuracy and fairness of the Company’s consolidated financial statements as well as the processes employed to prepare the financial statements, and the system of internal control over financial reporting.

2.	The Audit Committee represents the Board of Directors in discharging its responsibilities relating to the Company’s accounting, financial reporting, financial practices and system of internal controls. As part of its oversight role, the Audit Committee has reviewed and discussed with Company’s management the Company’s audited consolidated financial statements included in its 2014 Annual Report on Form 10-K.

3.	The Audit Committee has discussed with the Company’s independent registered public accounting firm, KPMG, the overall scope of and plans for its audit. The Audit Committee has met with KPMG, with and without management present, to discuss the Company’s financial reporting processes and system of internal control over financial reporting in addition to those matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board, or the PCAOB, in Rule 3200T.

4.	The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with KPMG their independence.

5.	Based on the review and discussions referred to in paragraphs (1) through (4) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2014 for filing with the SEC.

David B. Barr, Chair

Norman J. Abdallah

Richard L. Davis

Audit and Non-Audit Fees

As discussed in greater detail below, the Company changed its independent registered public accounting firm in 2014 from Ernst & Young, or E&Y, to KPMG. Set forth below are the fees paid by the Company to its independent registered public accounting firms, E&Y and KPMG, for the fiscal periods indicated.

	2014	2013
Audit fees	$441,092	$450,045
All other fees	—	208,821

Total	$441,092	$658,866

Audit Fees — Consist of fees for professional services provided in connection with the annual audit of the Company’s consolidated financial statements; the reviews of the Company’s quarterly results of operations and reports on Form 10-Q; and the services that an independent auditor would customarily provide in connection with audits of the Company’s subsidiaries, other regulatory filings, and similar engagements for each fiscal year shown, such as attest services, consents, and reviews of documents filed with the SEC. Fees paid during 2014 consisted of $209,598 paid to Ernst & Young and $231,494 paid to KPMG. All such fees for 2013 were paid to Ernst & Young.

All Other Fees — Consist of fees for professional services provided in connection with the preparation of subsequent offerings of the Company’s stock. All such fees were paid to Ernst and Young.

Pre-Approval Policies and Procedures

In connection with our initial public offering, the Board of Directors adopted a written policy for the pre-approval of certain audit and non-audit services which the Company’s independent registered public accounting firm provides. The policy balances the need to ensure the independence of the Company’s independent registered public accounting firm while recognizing that in certain situations the Company’s independent registered public accounting firm may possess both the technical expertise and knowledge of the Company to best advise the Company on issues and matters in addition to accounting and auditing. In general, the Company’s independent registered public accounting firm cannot be engaged to provide any audit or non-audit services unless the engagement is pre-approved by the Audit Committee in compliance with the Sarbanes-Oxley Act of 2002. Certain basic services may also be pre-approved by the Chairman of the Audit Committee under the policy. However, any service that is not specifically pre-approved under the policy must be specifically pre-approved by the Audit Committee if it is to be provided by the independent registered public accounting firm. All of the fees identified in the table above were approved in accordance with SEC requirements and pursuant to the policies and procedures described above.

Change in Independent Accountants

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on June 23, 2014, on June 17, 2014, the Company dismissed E&Y as its independent registered public accounting firm. The decision to dismiss E&Y was approved by the Audit Committee. Neither of E&Y’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2013 and December 25, 2012 contained an adverse opinion or a disclaimer of opinion, nor was either report qualified or modified as to uncertainty, audit scope, or accounting principles. Additionally, at no point during the fiscal years ended December 31, 2013 and December 25, 2012 and the subsequent interim period through June 17, 2014, were there any (a) disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports, or (b) “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

On June 17, 2014, the Audit Committee appointed KPMG LLP to serve as the Company’s independent registered public accounting firm to audit the Company consolidated financial statements for the fiscal year ending December 30, 2014. During the fiscal years ended December 31, 2013 and December 25, 2012 and the subsequent interim period through June 17, 2014, the Company did not consult with KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

EXECUTIVE COMPENSATION

Overview

The compensation provided to our Chief Executive Officer and our two other most highly compensated executive officers during fiscal 2014, or collectively, the Named Executive Officers, is set forth in detail in the tables and narratives that follow this section.

Our Named Executive Officers for fiscal 2014 were:

•	Mark S. Mednansky, Chief Executive Officer;

•	Thomas J. Pennison, Jr., Chief Financial Officer; and

•	Jeffrey F. Carcara, Chief Operating Officer

The Company does not directly employ any individuals. All of our corporate-level employees, including our Named Executive Officers, are employed and compensated by Center Cut Hospitality, Inc., a direct, wholly-owned subsidiary of the Company, or CCH. Nevertheless, our Board of Directors has retained final oversight and responsibility with respect to the compensation provided to the employees of CCH. The compensation of our executive officers is determined by our Compensation Committee and approved by the Board of Directors.

Summary Compensation Table

The following table sets forth information regarding compensation earned by our Named Executive Officers and paid by CCH during the fiscal years ended December 31, 2013 and December 30, 2014:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Mark S. Mednansky	2014	400,000	—	—	—	66,060	466,060
Chief Executive Officer	2013	400,000	—	843,580	—	5,291,451	6,535,031

Thomas J. Pennison, Jr.	2014	275,000	55,000	—	—	83,453	413,453
Chief Financial Officer	2013	265,380	—	548,327	—	2,720,376	3,534,083

Jeffrey F. Carcara	2014	244,311	48,862	—	—	35,144	328,317
Chief Operating Officer	2013	215,000	98,750	548,327	—	34,498	896,575

(1)	Amounts represent the award of discretionary bonuses in recognition of the Named Executive Officer’s valuable contributions to our corporate performance results in the applicable year. See “— Narrative to Summary Compensation Table — Non-Equity Incentive Plan Awards” below.
(2)	Amount represents the aggregate grant date fair value, calculated in accordance with ASC Topic 718, for awards of options. See note 15 in the notes to our consolidated financial statements for the year ended December 30, 2014 included in the 2014 10-K.
(3)	Individual breakdowns of amounts included in “All Other Compensation” for the fiscal year ended December 30, 2014 are as follows:

Name	Company Matching Contributions to Deferred Compensation Plan ($)	Health and Life Insurance Premiums ($)	Car Allowance ($)	Relocation Allowance ($)	Total All Other Compensation ($)
Mark S. Mednansky	40,000	14,521	11,539	—	66,060
Thomas J. Pennison, Jr.	16,500	11,335	12,000	43,618	83,453
Jeffrey F. Carcara	11,348	11,335	12,462	—	35,144

Narrative to Summary Compensation Table

Employee Agreements — All of our Named Executive Officers have either an employment agreement or a letter agreement.

Mr. Mednansky — Pursuant to a February 7, 2011 employment agreement entered into between CCH and Mr. Mednansky, Mr. Mednansky’s annual base salary is set at $400,000. This salary is subject to review by the Board of Directors annually in the first quarter of each year and may be increased at the Board’s discretion. In addition, pursuant to this employment agreement, Mr. Mednansky is entitled to participate in all bonus compensation plans, in accordance with the terms of such plans. The target level for his annual bonus is to be at least 50% of his annual salary, but entitlement to any such bonus and the amount of any bonus actually paid to Mr. Mednansky is to be determined by the Board in its good faith discretion. For each of 2013 and 2014, Mr. Mednansky’s target bonus level was set at 50% of his annual base salary. Mr. Mednansky’s employment agreement also provides for certain perquisites, including an automobile allowance of up to $1,000 per month or use of a Company car, Company-paid medical and life insurance and reimbursement of relocation costs incurred in connection with his transfer to the Company’s headquarters in Southlake, Texas. In addition, Mr. Mednansky participates in the Company’s Transaction Bonus Plan, as further discussed below under “— Payments in Connection with Public Offerings — Transaction Bonuses.” Following the completion of an Executive Compensation Analysis performed by Aon Hewitt, the Board of Directors increased Mr. Mednansky’s annual base salary to $500,000 effective as of February 25, 2015 to align his compensation with that of CEOs at peer companies. Additionally, for 2015 Mr. Mednansky’s target bonus level was set at 80% of his annual base salary.

Mr. Pennison — On October 17, 2011, Mr. Pennison entered into an employment agreement to serve as the Company’s Chief Financial Officer. Pursuant to the employment agreement, Mr. Pennison was entitled to a base salary of $250,000. This salary is subject to review by the Board of Directors annually in the first quarter of each year and may be increased at the Board’s discretion. During 2013, Mr. Pennison’s base salary was increased to $275,000. In addition, pursuant to this employment agreement, Mr. Pennison is entitled to participate in the Company’s annual incentive plan, with a potential target bonus level set at 50% of his annual base salary, subject to achievement of various performance criteria, and further subject to the Board’s discretion. For each of 2013 and 2014, Mr. Pennison’s target bonus level was set at 50% of his annual base salary. Pursuant to his employment agreement, Mr. Pennison is entitled to certain other benefits, including Company-paid life and health insurance benefits, an automobile allowance not to exceed $1,000 per month and reimbursement for up to $50,000 of relocation and temporary living expenses in connection with his relocation to Southlake, Texas. In addition, Mr. Pennison is entitled to participate in the Company’s Transaction Bonus Plan, as further discussed below under “— Payments in Connection with Public Offerings — Transaction Bonuses.” Following the completion of the Aon Hewitt analysis, the Board of Directors increased Mr. Pennison’s annual base salary to $300,000 effective as of February 25, 2015 to align his compensation with that of CFOs at peer companies.

Mr. Carcara — On November 13, 2012, Mr. Carcara entered into an employment agreement to serve as the Company’s Chief Operating Officer. Pursuant to the employment agreement, Mr. Carcara was entitled to a base salary of $215,000. This salary is subject to review by the Board of Directors annually in the first quarter of each year and may be increased at the Board’s discretion. Mr. Carcara’s base salary was increased to $250,000 in 2014. In addition, the Agreement provides that Mr. Carcara is entitled to participate in all Company bonus compensation plans and that his target bonus shall be at least 50% of his annual base salary. Pursuant to his employment agreement, Mr. Carcara is entitled to certain other benefits, including Company-paid life and health insurance benefits and will be reimbursed for all reasonable relocation and temporary living expenses incurred within the first twelve months of his employment. Following the completion of the Aon Hewitt analysis, the Board of Directors increased Mr. Carcara’s annual base salary to $275,000 effective as of February 25, 2015 to align his compensation with that of COOs at peer companies.

Equity Incentive Plan Awards — As described below in the “Outstanding Equity Awards at 2014 Year End” table, following our initial public offering, Mr. Mednansky was granted an option to purchase 190,500 shares and Mr. Pennison was granted an option to purchase 85,000 shares. Each of these options has an exercise price of $13.00 per share of common stock, which was equal to the initial public offering price. Each of these grants was made on July 26, 2012 and each award will vest in four equal installments on each of the first four anniversaries of the date of grant, subject to the holders’ continued employment with the Company. Following his hiring, on November 26, 2012, Mr. Carcara was granted an option to purchase 85,000 shares with an exercise price of $13.91, the closing price on the date of grant, which will vest in four equal installments on each of the first four anniversaries of the date of grant, subject to the holders’ continued employment with the Company. On July 26, 2013, Mr. Mednansky was granted an option to purchase 100,000 shares and Messrs. Pennison and Carcara were each granted an option to purchase 65,000 shares. Each of these options has an exercise price of $21.26 per share of common stock, the closing price on the date of grant, and each award will vest in four equal installments on each of the first four anniversaries of the date of grant, subject to the holders’ continued employment with the Company. None of the Named Executive Officers received an equity grant in 2014.

Non-Equity Incentive Plan Awards — We have an annual cash incentive bonus program in which certain corporate-level employees of the Company and its subsidiaries, including CCH, participate. Under this program, all participants, including our Named Executive Officers, are eligible to receive an annual performance-based bonus equal to a target percentage of their annual salary, based upon their corresponding level of individual responsibility within the organization. Whether an individual’s target is achieved depends upon whether various financial performance metrics tied to each individual’s responsibilities (such as adjusted EBITDA, revenue, etc.) are satisfied. Mr. Mednansky then recommends a discretionary upward or downward adjustment to each individual’s target bonus (other than his own) based upon such individual’s overall performance and contributions over the prior year. Mr. Mednansky’s recommendations are reviewed by the Compensation Committee, which retains final discretion in determining the amount of any bonuses actually paid.

Pursuant to his February 7, 2011 employment agreement, Mr. Mednansky’s annual target bonus opportunity under the Company’s current bonus compensation plan is at least 50% of his annual base salary, but entitlement to any such bonus actually paid to Mr. Mednansky is to be determined by the Board in its good faith discretion. As noted above, this percentage was increased by the Board for fiscal year 2015 to 80%. Pursuant to Mr. Pennison’s October 17, 2011 employment agreement, he is eligible for a target annual incentive plan bonus of 50% of his annual base salary, subject to achievement of various performance criteria, and further subject to the Board’s discretion. Pursuant to Mr. Carcara’s November 13, 2012 employment agreement, he is eligible for a target annual incentive plan bonus of 50% of his annual base salary, subject to achievement of various performance criteria, and further subject to the Board’s discretion.

We determine performance measures and their associated weightings for each executive based on such executive’s areas of primary responsibility and ability to influence the Company’s financial results.

For 2014, bonuses were determined for each of Messrs. Mednansky, Pennison and Carcara, in whole or in part, as applicable, based on achievement of targets for both adjusted EBITDA and achievement of certain revenue targets.

The Compensation Committee determined that each Named Executive Officer did not achieve his respective quantitative targets under the annual incentive plan for 2014. As such, no bonuses were paid in respect of 2014 performance under the non-equity incentive plan. The Compensation Committee did however approve a $55,000 and $48,862 discretionary cash incentive bonus to Mr. Pennison and Mr. Carcara, respectively, for 2014 in recognition of their valuable contributions to our corporate performance results.

Payments in Connection with Public Offerings

LSF5 Wagon Holdings, LLC Class B and Class C Interests — Lone Star Fund provided long-term incentives to Mr. Mednansky by allowing him to purchase Class B interests in LSF5 Wagon Holdings, LLC, the Company’s former controlling stockholder, or Wagon, and by granting equity incentive awards in the form of Class C Interests in that entity. Mr. Mednansky acquired Class B and Class C Interests in 2007 pursuant to a subscription agreement. The Class B Interests were fully vested upon issuance and had a stated return, but do not participate in any increase in the value of our business. The Class C Interests, however, were designed to enable Mr. Mednansky to participate in any appreciation of our business by conditioning a portion of the vesting on the achievement of certain performance targets. As of December 31, 2011, Mr. Mednansky was 100% vested in his Class C interests.

Mr. Mednansky’s Class C Interests entitled him to 3.5% of Wagon’s total value in excess of amounts used to pay a 12% preferred return on Class A and Class B Interests and return of all members’ unrecovered capital contributions. However, as discussed below under “— Transaction Bonuses,” if Mr. Mednansky received, over time, transaction bonuses with an aggregate value greater than the value of his Class C Interests at of the time of any liquidation of Wagon, then, pursuant to his transaction bonus agreement with Wagon discussed under “— Transaction Bonuses” below, Mr. Mednansky’s Class C interests will not have any value or be entitled to any payment upon any such liquidation.

Additionally, pursuant to a February 14, 2011 letter agreement between Wagon and Mr. Mednansky, in the event of a public offering or a secondary public offering of the Company after which Wagon’s direct or indirect ownership of the Company’s common equity is 50% or less or in the event of a sale of the Company, Mr. Mednansky could have required Wagon to purchase his Class B interests in Wagon for $350,000 minus all distributions of available cash paid to him on any date before the transaction is consummated. This payment is conditioned upon Mr. Mednansky’s execution of a release and that he is employed by CCH on the payment date (which may be 75 days after the relevant offering or sale is consummated). During 2013, Mr. Mednansky received $638,140 directly from Wagon related to the Class B interests.

Transaction Bonuses — Messrs. Mednansky and Pennison were also eligible pursuant to transaction bonus agreements with Wagon dated October 21, 2011 and October 17, 2011, respectively, to receive transaction bonuses payable by Wagon in connection with certain change of control transactions, provided that the executive is employed by CCH on the date the applicable transaction is consummated, or the Transaction Date. However, as of December 10, 2013, Wagon no longer owned any direct or indirect interest in the Company. As such, no future transaction bonuses will be payable under the transaction bonus agreements. Set forth below is a description of the terms of the transaction bonus agreements applicable to the three secondary offerings conducted during 2013 in connection with which Messrs. Mednansky and Pennison were entitled to the payments described below.

Upon the occurrence of an eligible transaction, Mr. Mednansky was entitled to receive 45%, subject to a 5% increase in the Company’s sole and absolute discretion, of a total bonus pool calculated based on the valuation of the Company, net of any borrowed money. Mr. Pennison was entitled to receive 20%, subject to a 5% increase in the Company’s sole and absolute discretion, of this bonus pool. The total bonus pool was calculated based on a formula set forth in the transaction bonus agreements. In the case of a qualified public offering, the value of the bonus pool would be reduced pro rata to reflect Wagon’s outstanding direct or indirect ownership interest in the Company immediately following such offering.

Under the transaction bonus agreements, if Messrs. Mednansky and Pennison were entitled to bonus payments in connection with a qualified public offering and Wagon or its successors maintained any direct or indirect ownership interest in the Company following such offering, as occurred with respect to the first two of the three completed secondary public offerings, then Messrs. Mednansky and Pennison would be eligible for additional, future transaction bonus payments from Wagon in the event of subsequent qualified secondary public offerings until Wagon no longer has any direct or indirect ownership interest in the Company. In order to receive the payments, Messrs. Mednansky and Pennison were required to, as of the time of the applicable offering, (i) be employed with CCH or any successor or acquirer of the Company’s business; (ii) not have breached or violated the terms of their employment agreements or any other obligation to the Company; (iii) have executed and delivered to the Company a release and award termination instrument; and (iv) have been entitled to transaction bonuses with respect to prior secondary offerings, if any.

Although entitled to $5,489,264 in aggregate transaction bonuses during 2013 in connection with the three secondary offerings of the Company’s common stock owned by Wagon, Mr. Mednansky requested an aggregate of $275,000 in reductions in the amounts payable by Wagon, with the understanding that the excess would be contributed to CCH, to be paid as discretionary bonuses to other key employees, including $45,000 which was paid to Mr. Carcara. Mr. Pennison was entitled to receive $2,744,632 in aggregate transaction bonuses in connection with the three offerings. Mr. Pennison requested an aggregate of $70,000 in reductions in the amounts payable by Wagon, with the understanding that the excess would be contributed to CCH, to be paid as discretionary bonuses to other employees who assisted with the offerings.

Outstanding Equity Awards at 2014 Year-End

The following table sets forth information concerning outstanding equity awards for each of our Named Executive Officers as of December 30, 2014.

	Option Awards
	Number of securities underlying unexercised options		Option exercise price ($)	Option expiration date
Name	Exercisable (#)	Unexercisable (#)
Mark S. Mednansky	95,250	95,250	$13.00	7/26/22	(1)
	25,000	75,000	$21.26	7/26/23	(3)
Thomas J. Pennison, Jr.	27,500	42,500	$13.00	7/26/22	(1)
	16,250	48,750	$21.26	7/26/23	(3)
Jeffrey F. Carcara	42,500	42,500	$13.91	11/26/22	(2)
	16,250	48,750	$21.26	7/26/23	(3)

(1)	Remaining unvested options vest in two equal installments on the third and fourth anniversaries of July 26, 2012, the grant date.
(2)	Remaining unvested options vest in two equal installments on the third and fourth anniversaries of November 26, 2012, the grant date.
(3)	Remaining unvested options vest in three equal installments on the second, third and fourth anniversaries of July 26, 2013, the grant date.

Nonqualified Deferred Compensation Plan

CCH maintains the Del Frisco’s Restaurant Group Nonqualified Deferred Compensation Plan under which a select group of highly compensated management employees, generally employees who are at the level of district manager or above, may elect to defer a portion of their annual compensation, including base pay and/or bonuses. Employees who are eligible to participate in this plan are not eligible to participate in the Del Frisco’s Restaurant Group 401(k) Plan. The benefits under the deferred compensation plan are unfunded and evidenced by an account entry credited with the amount deferred each year plus earnings. However, all contributions by the employee and matching contributions by CCH are contributable to a grantor trust, which is invested in certain insurance policies. These assets, although not required by the plan, are segregated to pay benefits to the plan participants. In the event of CCH’s bankruptcy, these assets will be subject to the claims of CCH’s creditors. Each year, plan participants elect a percentage of pay they wish to defer for the following year. Additionally, CCH makes a matching contribution of 50% of a participant’s deferrals, up to the first 20% of a participant’s annual pay contributed to the plan. This matching contribution is also credited to a participant’s account under the plan. Matching contributions vest at a rate of 25% per year over four years. Participants may, consistent with applicable procedures, allocate the amount of deferral and Company contributions credited to their account to or between deemed investment alternatives offered by the plan for purposes of determining earnings on a participant’s account. The plan, however, has no obligation to actually invest any amounts in a participant’s account in these investment alternatives. Generally, a participant’s account balance will be distributed upon death, termination of employment, retirement or on a fixed date, subject to certain limitations. In addition, and in the sole discretion of the plan administration committee, a participant may receive a distribution of all or a portion of his or her account balance in the event of an unforeseen emergency. Each of our Named Executive Officers participated in the Nonqualified Deferred Compensation Plan in 2014. Matching contributions made by CCH in 2014 for each executive officer are set forth in footnote 4 to the “Summary Compensation Table” above.

Severance and Change of Control Arrangements

During fiscal 2014, Messrs. Mednansky, Pennison, and Carcara were eligible for severance benefits consisting of base salary continuation for a specified period under certain termination scenarios, as described below.

Mr. Mednansky — Under Mr. Mednansky’s February 7, 2011 employment agreement, upon a termination without Cause or a resignation for Good Reason, not as a result of death or disability and that occurs prior to a Change in Control, each as defined below, Mr. Mednansky is entitled to continue to receive his base monthly salary for a period of 12 months and payment of his medical premiums for 12 months for the medical coverage that was in effect under CCH’s benefit plans immediately prior to such termination or resignation, provided that he receives COBRA benefits during this period. Upon a termination without Cause or a resignation for Good Reason that occurs within 180 days following a Change in Control, Mr. Mednansky will be entitled to continue to receive his base monthly salary for a period of 18 months and payment of his medical premiums for 18 months for the medical coverage that was in effect under CCH’s benefit plans immediately prior to such termination or resignation, provided that he receives COBRA benefits during this period. All severance benefits payable upon a termination without Cause or a resignation for Good Reason are conditioned upon Mr. Mednansky’s execution of a separation agreement and general release of claims in favor of CCH and its affiliates.

Upon termination due to disability, Mr. Mednansky is entitled to receive 50% of his annual salary in addition to any disability insurance benefits received under CCH’s employee benefit plans, paid semi-monthly, in 12 equal installments.

CCH’s obligation to provide any of the severance benefits payable upon a termination without Cause, a resignation for Good Reason, or a termination due to disability will cease immediately in the event of Mr. Mednansky’s violation of the confidentiality, non-compete, or non-solicitation covenants contained in his employment agreement. In addition, Mr. Mednansky must repay CCH any such severance benefits received by him during the period of non-compliance with such confidentiality, non-compete and non-solicitation covenants, as determined by CCH in good faith.

Upon termination for any other reason, Mr. Mednansky is not entitled to any severance or other termination benefits, but only to payment of his accrued compensation through the date of termination.

For the purposes of Mr. Mednansky’s employment agreement:

•

“Cause” is defined as (i) a failure by Mr. Mednansky to substantially perform his material duties under his employment agreement or to devote his full time and effort to his position with CCH (other than as a result of death, injury, illness, or disability), which, if curable, is not cured within 30 days after receipt of written notice of such failure; (ii) failure by Mr. Mednansky to comply materially with all policies of CCH, which, if curable, is not cured within 30 days after receipt of written notice of such failure; (iii) commission by Mr. Mednansky of an illegal act or an act not within the ordinary course of his responsibilities that exposes CCH to a significant level of undue liability (explicitly excluding a use by the Company of Mr. Mednansky’s liquor license); (iv) Mr. Mednansky’s conviction or plea of guilty or nolo contendre to any felony; or (v) breach of the confidentiality or non-compete covenants contained in Mr. Mednansky’s employment agreement.

•

“Change in Control” is defined as either (i) the closing of a firm commitment underwritten public offering of common equity securities for gross cash proceeds to the issuer of at least $30,000,000, where the shares of the Company or CCH are listed on a national securities exchange or are quoted on

NASDAQ; or (ii) the closing of a sale or transfer of all or substantially all of the assets of CCH in one or a series of transactions, the sale, exchange, or other disposition of a majority of the equity interests in the Company or CCH, or any transaction having similar effect (including, without limitation, a merger or consolidation), excluding certain sales or transfers within the Wagon’s controlled group.

•

“Good Reason” is defined as, without his consent, the relocation of his place of employment to a location more than 50 miles from his current location, a reduction in his base salary (other than a general cost reduction not exceeding 10%, that affects all salaried employees of CCH proportionally), a material breach by CCH of the employment agreement, or a material diminution in his title and/or duties, responsibilities or authority. Prior to any of the above qualifying as “Good Reason,” Mr. Mednansky must provide CCH with notice and a 30-day period to cure any of the above.

As of December 30, 2014, Mr. Mednansky held options to purchase 290,500 shares of common stock under the 2012 Plan, of which only 120,250 were vested. The vesting of these awards may be accelerated in connection with certain terminations following a Change of Control, as determined by the administrator of the 2012 Plan.

Mr. Pennison — Pursuant to his employment agreement with the Company, Mr. Pennison is entitled to similar severance and Change in Control benefits as those described and defined above with respect to Mr. Mednansky’s employment agreement.

As of December 30, 2014, Mr. Pennison held options to purchase 135,000 shares of common stock under the 2012 Plan, of which only 43,750 were vested. The vesting of these awards may be accelerated in connection with certain terminations following a Change of Control, as determined by the administrator of the 2012 Plan.

Mr. Carcara — Pursuant to his employment agreement with the Company, Mr. Carcara is entitled to similar severance and Change in Control benefits as those described and defined above with respect to Mr. Mednansky’s employment agreement.

As of December 30, 2014, Mr. Carcara held options to purchase 150,000 shares of common stock under the 2012 Plan, of which only 58,750 were vested. The vesting of these awards may be accelerated in connection with certain terminations following a Change of Control, as determined by the administrator of the 2012 Plan.

SECURITY OWNERSHIP

The following table presents information concerning the beneficial ownership of the shares of our common stock as of the Record Date by (1) each person known to us to beneficially own more than 5% of the outstanding shares of our common stock, (2) each of our directors and Named Executive Officers and (3) all of our directors and executive officers as a group. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Shares of common stock subject to options and warrants that are exercisable or exercisable within 60 days of the Record Date are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless indicated below, the address of each individual listed below is c/o Del Frisco’s Restaurant Group, Inc., 920 S. Kimball Ave., Suite 100, Southlake, TX 76092.

Name of Beneficial Owner	Shares of Common Stock	Percentage of Total Outstanding Common Stock (%)
5% Stockholders
Baron Capital Group, Inc.(1)	2,250,000	9.6%
Columbia Management Investment Advisers, LLC(2)	1,798,943	7.7%
Wellington Management Group LLP(3)	1,691,564	7.2%
Prudential Financial, Inc.(4)	1,669,619	7.1%
Jennison Associates LLC (5)	1,667,319	7.1%
Melvin Capital Management LP(6)	1,275,000	5.4%

Named Executive Officers
Mark S. Mednansky(7)	138,250	*
Thomas J. Pennison, Jr.(8)	60,750	*
Jeffrey F. Carcara(9)	58,750	*
Directors
Norman J. Abdallah(10)	4,500	*
David B. Barr(11)	14,000	*
Ian R. Carter	—	*
Richard L. Davis(11)	13,500	*
William Lamar Jr.(12).	6,875	*
All executive officers and directors as a group (13 persons)(13)	348,625	1.5%

*	Less than one percent.
(1)	Information with respect to Baron Capital Group, Inc. is based solely on a review of the Schedule 13G it filed jointly with BAMCO INC /NY/, Baron Small Cap Fund and Ronald Baron with the SEC on February 17, 2015. According to this Schedule 13G, (i) Baron Capital Group, BAMCO and Mr. Baron each has shared voting power with respect to 2,250,000 shares of common stock, shared dispositive power with respect to 2,250,000 shares of common stock and sole voting power and sole dispositive power with respect to no shares of common stock and (ii) Baron Small Cap Fund has shared voting power with respect to 2,200,000 shares of common stock, shared dispositive power with respect to 2,200,000 shares of common stock and sole voting power and sole dispositive power with respect to no shares of common stock. Each reporting person’s address is 767 Fifth Avenue, 49th Floor New York, NY 10153.
(2)	Information with respect to Columbia Management Investment Advisers, LLC is based solely on a review of the Schedule 13G it filed jointly with Ameriprise Financial, Inc. with the SEC on February 17, 2015. According to this Schedule 13G, Columbia Management and Ameriprise Financial each has shared voting power with respect to 550,051 shares of common stock, shared dispositive power with respect to 1,798,943 shares of common stock and sole voting power and sole dispositive power with respect to no shares of common stock. Columbia Management’s address is 225 Franklin St., Boston, MA 02110 and Ameriprise Financial’s address is 145 Ameriprise Financial Center, Minneapolis, MN 55474.
(3)

Information with respect to Wellington Management Group LLP (formerly Wellington Management Company, LLP) is based solely on a review of the Schedule 13G/A it filed with the SEC on February 12, 2015. According to this Schedule 13G/A, Wellington Management has shared voting power with respect to 1,266,008 shares of common stock, shared dispositive power with respect to 1,691,564 shares of common stock and sole voting power and sole dispositive power with respect to no shares of common stock. Wellington Management’s address is 280 Congress Street, Boston, Massachusetts 02210.

(4)	Information with respect to Prudential Financial, Inc. is based solely on a review of the Schedule 13G it filed with the SEC on February 13, 2015. According to this Schedule 13G, Prudential Financial has shared voting power with respect to 1,655,385 shares of common stock, shared dispositive power with respect to 1,666,509 shares of common stock and sole voting power and sole dispositive power with respect to 3,110 shares of common stock. Prudential Financial’s address is 751 Broad Street, Newark, New Jersey 07102-3777. Amount includes the 1,667,319 shares of common stock separately reported as beneficially owned by Jennison Associates. See footnote 5.
(5)	Information with respect to Jennison Associates LLC is based solely on a review of the Schedule 13G it filed with the SEC on February 9, 2015. According to this Schedule 13G, Jennison Associates has sole voting power with respect to 1,656,195 shares of common stock, shared dispositive power with respect to 1,667,319 shares of common stock and shared voting power and soled dispositive power with respect to no shares of common stock. Jennison Associates’ address is 466 Lexington Avenue, New York, NY 10017. Prudential Financial has also reported beneficial ownership of these shares. See footnote 4.
(6)	Information with respect to Melvin Capital Management LP is based solely on a review of the Schedule 13G it filed with the SEC on March 17, 2015. According to this Schedule 13G, Melvin Capital has sole voting power and sole dispositive power with respect to 1,275,000 shares of common stock and shared voting power and shared dispositive power with respect to no shares of common stock. Melvin Capital’s address is 527 Madison Avenue, 25th Floor, New York, NY 10022.
(7)	Includes 120,250 shares of common stock issuable upon exercise of options exercisable within 60 days of March 31, 2015.
(8)	Includes 43,750 shares of common stock issuable upon exercise of options exercisable within 60 days of March 31, 2015.
(9)	Includes 58,750 shares of common stock issuable upon exercise of options exercisable within 60 days of March 31, 2015.
(10)	Includes 4,500 shares of common stock issuable upon exercise of options exercisable within 60 days of March 31, 2015.
(11)	Includes 13,500 shares of common stock issuable upon exercise of options exercisable within 60 days of March 31, 2015.
(12)	Includes 6,875 shares of common stock issuable upon exercise of options exercisable within 60 days of March 31, 2015.
(13)	Includes 312,125 shares of common stock issuable upon exercise of options exercisable within 60 days of March 31, 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and persons who own beneficially more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them. To the Company’s knowledge, based solely on a review of the copies of such filings on file with the Company and written representations from its directors and executive officers, all Section 16(a) filing requirements applicable to the Company’s directors, officers and greater-than-ten-percent beneficial owners were complied with on a timely basis during the fiscal year ended December 30, 2014.

EXECUTIVE OFFICERS

For information about the executive officers of the Company, see Part I, Item 1 — Business, in the Company’s 2014 10-K.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with our initial public offering we implemented a written policy pursuant to which our Board of Directors will review and approve transactions with our directors, officers and holders of more than 5% of our voting securities and their affiliates (each, a related party). Prior to approving any transaction with a related party, our Board of Directors will consider the material facts as to the related party’s relationship with the company or interest in the transaction. Related party transactions will not be approved unless the nominating and corporate governance committee has approved of the transaction.

Director Indemnification Agreements

The Company’s Bylaws permit us to indemnify our executive officers and directors to the fullest extent permitted by law, subject to limited exceptions. We have entered into indemnification agreements with each of our executive officers and directors that provide, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf. The form of indemnification agreement was approved by our Board of Directors prior to the completion of our initial public offering and therefore was not approved pursuant to the policy described above.

STOCKHOLDERS’ PROPOSALS

Only stockholders meeting certain criteria outlined in the Company’s Bylaws are eligible to submit nominations for election to the Board of Directors or to bring other proper business before an annual meeting. Under the Company’s Bylaws, stockholders who wish to nominate persons for election to the Board of Directors or bring other proper business before an annual meeting must give proper notice to the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by the Company. Therefore, notices regarding nominations of persons for election to the Board of Directors and other proper business for consideration at the 2016 annual meeting of stockholders must be submitted to the Company no earlier than January 14, 2016 and no later than February 13, 2016. Notices regarding nominations and other proper business must include certain information concerning the nominee or the proposal and the proponent’s ownership of common stock of the Company, in each case as set forth in the Company’s Bylaws. Nominations or other proposals not meeting these requirements will not be entertained at the annual meeting. The Secretary of the Company should be contacted in writing at our principal executive offices at Del Frisco’s Restaurant Group, Inc., 920 S. Kimball Avenue, Suite 100, Southlake Texas 76092.

In order to be included in the Company’s Proxy Statement and form of proxy relating to the 2016 annual meeting, stockholder proposals must be received by the Secretary of the Company no later than December 4, 2015. If timely notice of a stockholder proposal is not received by the Company, then the proxies named on the proxy cards distributed by the Company for the annual meeting may use the discretionary voting authority granted to them by the proxy cards if the proposal is raised at the Annual Meeting, whether or not there is any discussion of the matter in the Proxy Statement.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold common stock directly. Requests in writing should be addressed to: Del Frisco’s Restaurant Group, Inc., 920 S. Kimball Avenue, Suite 100, Southlake Texas 76092, Attention: Investor Relations.

ADDITIONAL INFORMATION

The Company’s annual audited financial statements and review of operations for fiscal 2014 can be found in the Company’s 2014 10-K. A copy of the 2014 10-K is being mailed concurrently with this Proxy Statement to each stockholder of record on the Record Date. The Company will furnish without charge a copy of the 2014 10-K, including the financial statements and any schedules thereto, to any person requesting in writing and stating that he or she was the beneficial owner of the Company’s common stock on March 31, 2015. The Company will also furnish copies of any exhibits to the 2014 10-K to eligible persons requesting exhibits at a cost of $0.50 per page, paid in advance. The Company will indicate the number of pages to be charged for upon written inquiry. Requests should be addressed to: Del Frisco’s Restaurant Group, Inc., 920 S. Kimball Avenue, Suite 100, Southlake Texas 76092, Attention: Investor Relations.

OTHER BUSINESS

The Board of Directors does not intend to present any other business for action at the Annual Meeting and does not know of any business intended to be presented by others.

Thomas J. Pennison, Jr.

Chief Financial Officer

Southlake, Texas

April 2, 2015

APPENDIX A

DEL FRISCO’S RESTAURANT GROUP

2012 LONG-TERM INCENTIVE PLAN

1. Purpose

The purpose of the Del Frisco’s Restaurant Group 2012 Long-Term Incentive Plan (the “Plan”) is to advance the interests of Del Frisco’s Restaurant Group, Inc. and its subsidiaries and controlled affiliates by stimulating the efforts of employees, officers, non-employee directors and other service providers, in each case who are selected to be participants, by heightening the desire of such persons to continue working toward and contributing to the success and progress of the Company. The Plan provides for the grant of Incentive and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, any of which may be performance-based, and for Incentive Bonuses, which may be paid in cash or stock or a combination thereof, as determined by the Administrator.

2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Administrator” means the Administrator of the Plan in accordance with Section 18.

(b) “Award” means an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Incentive Bonus granted to a Participant pursuant to the provisions of the Plan, any of which the Administrator may structure to qualify in whole or in part as a Performance Award.

(c) “Award Agreement” means a written or electronic agreement or other instrument as may be approved from time to time by the Administrator implementing the grant of each Award. An Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Administrator.

(d) “Board” means the board of directors of the Company.

(e) “Cause” means, unless otherwise set forth in an Award Agreement or other written agreement between the Company and the applicable Participant, a finding by the Administrator that a Participant, before or after his Termination of Employment (i) committed fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by the Company or an affiliate which conduct damaged the Company or an affiliate or (ii) disclosed trade secrets of the Company or an affiliate. The findings and decision of the Administrator with respect to such matter, including those regarding the acts of the Participant and the damage done to the Company, will be final for all purposes. No decision of the Administrator, however, will affect the finality of the discharge of the individual by the Company or an affiliate.

(f) “Change in Control” means (i) there shall be consummated (A) any consolidation or merger of Company in which Company is not the continuing or surviving corporation or pursuant to which shares of Company’s common stock would be converted into cash, securities or other property, other than a merger of Company where a majority of the board of directors of the surviving corporation are persons who were directors of Company immediately prior to the merger or were elected as directors, or nominated for election as director, by a vote of at least two-thirds of the directors then still in office who were directors of Company immediately prior to the merger, or (B) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Company, or (ii) the stockholders of Company shall approve any plan or proposal for the liquidation or dissolution of Company, or (iii) (A) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than Company or a Subsidiary thereof or any employee benefit plan sponsored by Company or a Subsidiary thereof, shall become the beneficial owner (within

Appendix-1

the meaning of Rule 13c-3 under the Securities Exchange Act of 1934) of securities of Company representing thirty-five percent (35%) or more of the combined voting power of Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, and (B) at any time during a period of one-year thereafter, individuals who immediately prior to the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless election or the nomination by the Board for election by Company’s stockholders of each new director during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issues thereunder.

(h) “Company” means Del Frisco’s Restaurant Group, Inc., a Delaware corporation.

(i) “Controlling Stockholder” means, to the extent any such Person exists, a stockholder of the Company which controls, directly or indirectly, more than 50% of the issued and outstanding common stock of the Company.

(j) “Disability” means, as determined by the Administrator in its discretion exercised in good faith, a physical or mental condition of a Participant that would entitle him or her to payment of disability income payments under the Company’s long-term disability insurance policy or plan for employees as then in effect; or in the event that a Participant is not covered, for whatever reason under the Company’s long-term disability insurance policy or plan for employees or in the event the Company does not maintain such a long-term disability insurance policy, “Disability” means a permanent and total disability as defined in section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Administrator and, in this respect, Participants shall submit to an examination by such physician upon request by the Administrator.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

(l) “Fair Market Value” means, as of any given date, the closing sales price on such date during normal trading hours (or, if there are no reported sales on such date, on the last date prior to such date on which there were sales) of the Shares on the New York Stock Exchange or, if not listed on such exchange, on any other national securities exchange on which the Shares are listed or on an inter-dealer quotation system, in any case, as reported in such source as the Administrator shall select. If there is no regular public trading market for the Shares, the Fair Market Value of the Shares shall be determined by the Administrator in good faith and in compliance with Section 409A of the Code.

(m) “Incentive Bonus” means a bonus opportunity awarded under Section 9 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the Award Agreement.

(n) “Incentive Stock Option” means a stock option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(o) “Nonemployee Director” means each person who is, or is elected to be, a member of the Board and who is not an employee of the Company or any Subsidiary; provided, however, that no such person who is employed on a full-time basis by the Controlling Stockholder or any affiliate of, or service provider to, the Controlling Stockholder may be deemed to be a Nonemployee Director hereunder.

(p) “Nonqualified Stock Option” means a stock option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

Appendix-2

(q) “Option” means an Incentive Stock Option and/or a Nonqualified Stock Option granted pursuant to Section 6 of the Plan.

(r) “Participant” means any individual described in Section 3 to whom Awards have been granted from time to time by the Administrator and any authorized transferee of such individual.

(s) “Performance Award” means an Award, the grant, issuance, retention, vesting or settlement of which is subject to satisfaction of one or more performance criteria pursuant to Section 13.

(t) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

(u) “Plan” means the Del Frisco’s Restaurant Group 2012 Long-Term Incentive Plan as set forth herein and as amended from time to time.

(v) “Qualifying Performance Criteria” has the meaning set forth in Section 13(b).

(w) “Restricted Stock” means Shares granted pursuant to Section 8 of the Plan.

(x) “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 8 pursuant to which Shares or cash in lieu thereof may be issued in the future.

(y) “Retirement” means, unless otherwise set forth in an Award Agreement or other written agreement between the Company and the applicable Participant, (i) for employees: retirement from active employment with the Company and its Subsidiaries: (A) at or after age 55 with 5 years of service recognized by the Company or (B) at or after age 50 with 80 points (with points meaning the sum of the Participant’s age and years of service recognized by the Company at the time of retirement). The determination of the Administrator as to an individual’s Retirement shall be conclusive on all parties, and (ii) for Nonemployee Directors: retirement from active service with the Company after having served as a Nonemployee Director for at least an aggregate of three full years (excluding any service while a full-time employee of the Company).

(z) “Share” means a share of the Company’s common stock, par value $0.001 per share (or such other par value as may be designated by act of the Company’s stockholders), subject to adjustment as provided in Section 12.

(aa) “Stock Appreciation Right” means a right granted pursuant to Section 7 of the Plan that entitles the Participant to receive, in cash or Shares or a combination thereof, as determined by the Administrator, value equal to or otherwise based on the excess of (i) the Fair Market Value of a specified number of Shares at the time of exercise over (ii) the exercise price of the right, as established by the Administrator on the date of grant.

(bb) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and if specifically determined by the Administrator in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that is directly or indirectly controlled by the Company.

(cc) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(dd) “Termination of Employment” means ceasing to serve as an employee of the Company and its Subsidiaries or, with respect to a Nonemployee Director or other service provider, ceasing to serve as such for

Appendix-3

the Company, except that with respect to all or any Awards held by a Participant (i) the Administrator may determine that a leave of absence or employment on a less than full-time basis is considered a “Termination of Employment,” (ii) the Administrator may determine that a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a “Termination of Employment,” (iii) service as a member of the Board shall constitute continued employment with respect to Awards granted to a Participant while he or she served as an employee and (iv) service as an employee of the Company or a Subsidiary shall constitute continued employment with respect to Awards granted to a Participant while he or she served as a member of the Board or other service provider. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a Termination of Employment with the Company and its Subsidiaries for purposes of any affected Participant’s Awards, and the Administrator’s decision shall be final and binding.

3. Eligibility

Any person who is a current or prospective officer or employee (including any director who is also an employee, in his or her capacity as such) or other service provider of the Company or of any Subsidiary shall be eligible for selection by the Administrator for the grant of Awards hereunder. To the extent provided by Section 5(d), any Nonemployee Director shall be eligible for the grant of Awards hereunder as determined by the Administrator. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any Subsidiary within the meaning of the Code, as selected by the Administrator.

4. Effective Date and Termination of Plan

This Plan was adopted by the Board on July 16, 2012, and will become effective upon approval by the Company’s sole equityholder (the “Effective Date”), which approval must be obtained within twelve (12) months of the adoption of this Plan by the Board. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the date of Board approval of the Plan. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.

5. Shares Subject to the Plan and to Awards

(a) Aggregate Limits. The aggregate number of Shares issuable pursuant to all Awards under this Plan shall not exceed 2,232,800. The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 12. The Shares issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

(b) Issuance of Shares. For purposes of Section 5(a), the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award under this Plan. In addition, Shares subject to an Award under this Plan shall not count as shares issued under this Plan if such shares are: (i) shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right, (ii) shares used to pay the exercise price of an Option, or (iii) shares delivered to or withheld by the Company to pay the withholding taxes related to an Award. In addition, Shares subject to Awards that have been canceled, expired or forfeited and shares subject to Awards settled in cash shall not count as shares issued under this Plan.

(c) Tax Code Limits. Upon the expiration of the reliance period relating to the exemption for corporations that become publicly held, as specified in Treasury Regulation Section 1.162-27(f), the aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Participant shall not exceed 600,000, which number shall be calculated and adjusted pursuant to Section 12 only to the extent that such

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calculation or adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code but which number shall not count any tandem SARs (as defined in Section 7). The aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 2,232,800, which number shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code. Upon the expiration of the reliance period relating to the exemption for corporations that become publicly held, as specified in Treasury Regulation Section 1.162-27(f), the maximum cash amount payable pursuant to that portion of an Incentive Bonus earned for any 12-month period to any Participant under this Plan that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall not exceed $10,000,000.

(d) Substitute Awards. Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees, directors or other service providers of such acquired or combined company before such acquisition or combination.

6. Options

(a) Option Awards. Options may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. No Participant shall have any rights as a stockholder with respect to any Shares subject to Option hereunder until said Shares have been issued. Each Option shall be evidenced by an Award Agreement. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the terms and conditions set forth below.

(b) Price. The Administrator will establish the exercise price per Share under each Option, which, in no event will be less than the Fair Market Value of the Shares on the date of grant; provided, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the market price of the Shares on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price of any Option may be paid in Shares, cash or a combination thereof, as determined by the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares and withholding of Shares otherwise deliverable upon exercise.

(c) No Repricing without Stockholder Approval. Other than in connection with a change in the Company’s capitalization (as described in Section 12), at any time when the exercise price of an Option is above the Fair Market Value of a Share, the Company shall not, without stockholder approval, (i) reduce the exercise price of such Option, (ii) exchange such Option for cash, another Award or a new Option or Stock Appreciation Right with a lower exercise or base price or (iii) otherwise reprice such Option.

(d) Provisions Applicable to Options. The date on which Options become exercisable shall be determined at the sole discretion of the Administrator and set forth in an Award Agreement. The Administrator shall establish the term of each Option, which in no case shall exceed a period of ten (10) years from the date of grant.

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(e) Termination of Employment : Unless an Option earlier expires upon the expiration date established pursuant to Section 6(d), upon the Participant’s Termination of Employment, his or her rights to exercise an Option then held shall be only as follows, unless the Administrator specifies otherwise (either in an Award Agreement or otherwise):

(i) General. In general, any portion of any Option that is not vested as of the date of a Participant’s Termination of Employment shall be forfeited and returned to the Company; provided, however, that the Administrator may, in its sole discretion, in the event of a Participant’s retirement or involuntary Termination of Employment as the result of a reduction in force program (as approved by the Administrator in its sole discretion), provide for accelerated vesting of unvested Options upon such terms and the Administrator deems advisable (either in an Award Agreement or otherwise).

(ii) Death. Upon the death of a Participant while in the employ of the Company or any Subsidiary or while serving as a member of the Board, the Participant’s Options then held shall be exercisable by his or her estate, heir or beneficiary at any time during the period ending on the earlier of the date that is one (1) year after the date of the Participant’s death or the date the Option would otherwise terminate, but only to the extent that the Options are exercisable as of that date. Any and all Options that are not exercised during such period shall terminate as of the end of such period.

If a Participant should die following his or her Termination of Employment, any Options that remain outstanding on the date of the Participant’s death shall be exercisable by his or her estate, heir or beneficiary at any time during the period ending on the earlier of the date that is one (1) year after the date of the Participant’s death or the date the Option would otherwise terminate, but only to the extent that the Option was exercisable as of the Participant’s death. Any and all of the deceased Participant’s Options that are not exercised during such period shall terminate as of the end of such period. A Participant’s estate shall mean his or her legal representative or other person who so acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Participant.

(iii) Disability. Upon Termination of Employment as a result of the Participant’s Disability, the Participant’s Options then held shall be exercisable during the period ending on the earlier of the date that is one (1) year after the date of Participant’s Termination of Employment or the date the Option would otherwise terminate, but only to the extent that the Options are exercisable as of that date. Any and all Options that are not exercised during such period shall terminate as of the end of such period.

(iv) Retirement. Upon the Participant’s Termination of Employment by reason of his or her Retirement, the Participant’s Options then held shall be exercisable during the period ending on the earlier of the date that is three (3) years after the date of the Participant’s Termination of Employment or the expiration date of such Option, but only to the extent that the Options are exercisable as of the date of the Participant’s Termination of Employment. Any and all Options that are not exercised during such period shall terminate as of the end of such period.

(v) Cause. Upon the date of a Participant’s Termination of Employment for Cause, any Option that is unexercised prior to the date of the Participant’s Termination of Employment shall terminate as of such date.

(vi) Other Reasons. Upon the date of a Participant’s Termination of Employment for any reason other than those stated above in Sections 6(e)(i), (e)(ii), (e)(iii), (e)(iv) and (e)(v) or as described in Section 15, the Participant’s Options then held shall be exercisable during the period ending on the earlier of the date that is three (3) months after the date of the Participant’s Termination of Employment or the expiration date of such Option, but only to the extent that the Options are exercisable as of the date of the Participant’s Termination of Employment. Any and all Options that are not exercised during such period shall terminate as of the end of such period.

(f) Incentive Stock Options. Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10%

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Shareholder”), the exercise price of such Option must be at least 110 percent of the Fair Market Value of the Shares on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) Termination of Employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 6 to the contrary, options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (a) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months of Termination of Employment (or such other period of time provided in Section 422 of the Code).

7. Stock Appreciation Rights

Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 6 and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 6 and the immediately preceding sentence, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Administrator and set forth in the applicable Award Agreement. Other than in connection with a change in the Company’s capitalization (as described in Section 12), at any time when the exercise price of a Stock Appreciation Right is above the Fair Market Value of a Share, the Company shall not, without stockholder approval, (i) reduce the exercise or base price of such Stock Appreciation Right, (ii) exchange such Stock Appreciation Right for cash, another Award or a new Option or Stock Appreciation Right with a lower exercise or base price or (iii) otherwise reprice such Stock Appreciation Right.

8. Restricted Stock and Restricted Stock Units

(a) Restricted Stock and Restricted Stock Unit Awards. Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. Restricted Stock is an award of Shares, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Restricted Stock Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Unless determined otherwise by the Administrator, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares. To the extent determined by the Administrator, Restricted Stock and Restricted Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.

(b) Contents of Agreement. Each Award Agreement shall contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the

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purchase price of the Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Restricted Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares or Restricted Stock Units as may be determined from time to time by the Administrator, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Shares or Restricted Stock Units, and (vi) restrictions on the transferability of the Shares or Restricted Stock Units. Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Administrator may provide.

(c) Vesting and Performance Criteria. The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Administrator determines or under criteria the Administrator establishes, which may include Qualifying Performance Criteria. Notwithstanding anything in this Plan to the contrary, the performance criteria for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified when the Award is granted.

(d) Termination of Employment : Upon the Participant’s Termination of Employment, his or her rights to unvested Restricted Stock or Restricted Stock Units then held shall be only as follows, unless the Administrator specifies otherwise (either in an Award Agreement or otherwise):

(i) Death, Disability, Retirement. In the event of a Participant’s Termination of Employment by reason of his or her death, Disability, or Retirement, any portion of any Award of Restricted Stock and/or Restricted Stock Units that is not vested as of the date of a Participant’s Termination of Employment shall immediately be forfeited by the Participant; provided, however, that the Administrator may, in its sole discretion, provide for accelerated vesting of unvested Restricted Stock and/or Restricted Stock Units upon such terms and the Administrator deems advisable (either in an Award Agreement or otherwise).

(ii) Other Reasons. In the event of a Participant’s Termination of Employment for any reason other than those stated above in Section 8(d)(i), any portion of any Award of Restricted Stock and/or Restricted Stock Units that is not vested as of the date of a Participant’s Termination of Employment shall immediately be forfeited by the Participant; provided, however, that the Administrator may, in its sole discretion, other than in the event of a Termination of Employment for Cause and in a manner consistent with the requirements of Section 8(c), provide for accelerated vesting of unvested Restricted Stock and/or Restricted Stock Units upon such terms and the Administrator deems advisable (either in an Award Agreement or otherwise).

(iii) Performance Awards. Notwithstanding anything in this Section 8(d) to the contrary, with respect to any Performance Award granted pursuant to this Section 8, in the event a Participant’s Termination of Employment by reason of his or her death, Disability, Retirement, or involuntary Termination of Employment by the Company without Cause during a performance period (and, unless otherwise determined by the Administrator, in the case of a termination by the Company without Cause, at least twelve (12) months after the beginning of the performance), the Participant shall receive a prorated payout of the Performance Award. The prorated payout shall be determined by the Administrator, in its sole discretion, and shall be based upon the length of time that the Participant held the Performance Award during the performance period and the Company’s actual results during the performance period as compared to the performance criteria to which the Performance Award is subject.

(e) Discretionary Adjustments and Limits. Subject to the limits imposed under Section 162(m) of the Code for Awards that are intended to qualify as “performance-based compensation,” notwithstanding the satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator shall determine.

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(f) Voting Rights. Unless otherwise determined by the Administrator, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are reflected as issued and outstanding shares on the Company’s stock ledger.

(g) Dividends and Distributions. Participants in whose name an Award of Restricted Stock and/or Restricted Stock Units is granted shall be entitled to receive all dividends and other distributions paid with respect to the Shares underlying such Award, unless determined otherwise by the Administrator. The Administrator will determine whether any such dividends or distributions will be automatically reinvested in additional Shares or will be payable in cash; provided that such additional Shares and/or cash shall subject to the same restrictions and vesting conditions as the Award with respect to which they were distributed. Notwithstanding anything herein to the contrary, in no event shall dividends or dividend equivalents be currently payable with respect to unvested or unearned Performance Awards.

9. Incentive Bonuses

(a) General . Each Incentive Bonus Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year.

(b) Incentive Bonus Document. The terms of any Incentive Bonus will be set forth in an Award Agreement or other written document establishing the terms and conditions of the Award. Each such Award Agreement or other written document shall contain provisions regarding (i) the threshold, target and maximum amount payable to the Participant as an Incentive Bonus, (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (iii) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(c) Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the threshold, target and maximum amount payable under an Incentive Bonus, which criteria may be based on financial performance and/or personal performance evaluations. The Administrator may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, upon the expiration of the reliance period relating to the exemption for corporations that become publicly held, as specified in Treasury Regulation Section 1.162-27(f), the performance criteria for any portion of an Incentive Bonus that is intended by the Administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified at the time the Incentive Bonus is granted. Upon the expiration of the reliance period relating to the exemption for corporations that become publicly held, as specified in Treasury Regulation Section 1.162-27(f), the Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

(d) Timing and Form of Payment. The Administrator shall determine the timing of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash or in Shares, as determined by the Administrator. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event.

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(e) Discretionary Adjustments. Notwithstanding satisfaction of any performance goals the amount paid under an Incentive Bonus on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement or other written document establishing the terms and conditions of the Award, be reduced or increased by the Administrator on the basis of such further considerations as the Administrator shall determine; provided, however, that upon the expiration of the reliance period relating to the exemption for corporations that become publicly held, as specified in Treasury Regulation Section 1.162-27(f), with respect to Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Administrator shall not have the discretion to increase the amount paid under an Incentive Bonus.

10. Deferral of Gains

The Administrator may, in an Award Agreement or otherwise, provide for the deferred delivery of Shares upon settlement, vesting or other events with respect to Restricted Stock or Restricted Stock Units, or in payment or satisfaction of an Incentive Bonus. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment with respect to any Award be allowed if the Administrator determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board.

11. Conditions and Restrictions Upon Securities Subject to Awards

The Administrator may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Administrator in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (iii) restrictions in connection with any underwritten public offering by the Company of the Company’s securities pursuant to an effective registration statement filed under the Securities Act of 1933, (iv) restrictions as to the use of a specified brokerage firm for such resales or other transfers, and (v) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

12. Adjustment of and Changes in the Stock

The number and kind of Shares available for issuance under this Plan (including under any Awards then outstanding), and the number and kind of Shares subject to the individual limits set forth in Section 5 of this Plan, shall be equitably adjusted by the Administrator as it determines appropriate to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of Shares of the Company outstanding. Such adjustment shall be designed to comply with Sections 409A and 424 of the Code or, except as otherwise expressly provided in Section 5(c) of this Plan, may be designed to treat the Shares available under the Plan and subject to Awards as if they were all outstanding

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on the record date for such event or transaction or to increase the number of such Shares to reflect a deemed reinvestment in Shares of the amount distributed to the Company’s securityholders. The terms of any outstanding Award shall also be equitably adjusted by the Administrator as to price, number or kind of Shares subject to such Award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different Awards or different types of Awards.

In the event there shall be any other change in the number or kind of outstanding Shares, or any stock or other securities into which such Shares shall have been changed, or for which it shall have been exchanged, by reason of a Change in Control, other merger, consolidation or otherwise, then the Administrator shall, in its sole discretion, determine the appropriate and equitable adjustment, if any, to be effected.

No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 12. In case of any such adjustment, the Shares subject to the Award shall be rounded down to the nearest whole share. The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section 12 of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

Unless otherwise expressly provided in the Award Agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a Change in Control, the Administrator may provide that any or all of the following shall occur upon a Participant’s Termination of Employment within twenty-four (24) months following a Change in Control: (a) in the case of an Option or Stock Appreciation Right, the Participant shall have the ability to exercise any portion of the Option or Stock Appreciation Right not previously exercisable, (b) in the case of a Performance Award or Incentive Bonus, the Participant shall have the right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the Administrator prior to the Change in Control, and (c) in the case of Shares issued in payment of an Incentive Bonus, and/or in the case of outstanding Restricted Stock and/or Restricted Stock Units, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse. Notwithstanding anything herein to the contrary, in the event of a Change in Control in which the acquiring or surviving company in the transaction does not assume or continue outstanding Awards upon the Change in Control, immediately prior to the Change in Control, all Awards that are not assumed or continued shall be treated as follows effective immediately prior to the Change in Control: (a) in the case of an Option or Stock Appreciation Right, the Participant shall have the ability to exercise such Option or Stock Appreciation Right, including any portion of the Option or Stock Appreciation Right not previously exercisable, (b) in the case of a Performance Award or Incentive Bonus, the Participant shall have the right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the Administrator prior to the Change in Control, and (c) in the case of Shares issued in payment of an Incentive Bonus, and/or in the case of outstanding Restricted Stock and/or Restricted Stock Units, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse.

13. Qualifying Performance-Based Compensation

(a) General . The Administrator may establish performance criteria and level of achievement versus such criteria that shall determine the number of Shares, units, or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. A Performance Award may be identified as “Performance Share”, “Performance Equity”, “Performance Unit” or other such term as chosen by the Administrator. In addition, the Administrator may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that upon the expiration of the reliance period relating to the exemption for corporations that become publicly held, as specified in Treasury Regulation Section 1.162-27(f), the performance criteria for such Award or portion of an Award that is intended by the Administrator to satisfy the requirements

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for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified at the time the Award is granted. Upon the expiration of the reliance period relating to the exemption for corporations that become publicly held, as specified in Treasury Regulation Section 1.162-27(f), the Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of Shares issued under or the amount paid under an award may, to the extent specified in the Award Agreement, be modified, but upon the expiration of the reliance period relating to the exemption for corporations that become publicly held, as specified in Treasury Regulation Section 1.162-27(f), may only be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

(b) Qualifying Performance Criteria . For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator: (i) cash flow (before or after dividends), (ii) earning or earnings per share (including earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) total stockholder return, (vi) return on capital or investment (including return on total capital, return on invested capital, or return on investment), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue, (xx) NSR and/or total backlog, (xxi) days sales outstanding, (xxii) customer service, (xxiii) operational safety, reliability and/or efficiency; (xxiv) environmental incidents. To the extent consistent with Section 162(m) of the Code, the Administrator (A) shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the acquisition or disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (B) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company.

14. Transferability

Each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, to the extent permitted by the Administrator, the person to whom an Award is initially granted (the “Grantee”) may transfer an Award to any “family member” of the Grantee (as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended (“Form S-8”)), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that, (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as specified by the Administrator, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8. Except to the extent

Appendix-12

specified otherwise in the agreement the Administrator provides for the Grantee and transferee to execute, all vesting, exercisability and forfeiture provisions that are conditioned on the Grantee’s continued employment or service shall continue to be determined with reference to the Grantee’s employment or service (and not to the status of the transferee) after any transfer of an Award pursuant to this Section 14, and the responsibility to pay any taxes in connection with an Award shall remain with the Grantee notwithstanding any transfer other than by will or intestate succession.

15. Suspension or Termination of Awards

Except as otherwise provided by the Administrator, if at any time (including after a notice of exercise has been delivered or an award has vested) the Chief Executive Officer or any other person designated by the Administrator (each such person, an “Authorized Officer”) reasonably believes that a Participant may have committed an Act of Misconduct as described in this Section 15, the Authorized Officer, Administrator or the Board may suspend the Participant’s rights to exercise any Option, to vest in an Award, and/or to receive payment for or receive Shares in settlement of an Award pending a determination of whether an Act of Misconduct has been committed.

If the Administrator or an Authorized Officer determines a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any Subsidiary, breach of fiduciary duty, violation of Company ethics policy or code of conduct, or deliberate disregard of the Company or Subsidiary rules resulting in loss, damage or injury to the Company or any Subsidiary, or if a Participant makes an unauthorized disclosure of any Company or Subsidiary trade secret or confidential information, solicits any employee or service provider to leave the employ or cease providing services to the Company or any Subsidiary, breaches any intellectual property or assignment of inventions covenant, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any Company or Subsidiary customer to breach a contract with the Company or any Subsidiary or to cease doing business with the Company or any Subsidiary, or induces any principal for whom the Company or any Subsidiary acts as agent to terminate such agency relationship (any of the foregoing acts, an “Act of Misconduct”), then except as otherwise provided by the Administrator, (i) neither the Participant nor his or her estate nor transferee shall be entitled to exercise any Option or Stock Appreciation Right whatsoever, vest in or have the restrictions on an Award lapse, or otherwise receive payment of an Award, (ii) the Participant will forfeit all outstanding Awards and (iii) the Participant may be required, at the Administrator’s sole discretion, to return and/or repay to the Company any then unvested Shares previously issued under the Plan. In making such determination, the Administrator or an Authorized Officer shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Administrator or its designee or an opportunity to submit written comments, documents, information and arguments to be considered by the Administrator.

16. Compliance with Laws and Regulations

This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Option is effective and current or the Company has determined that such registration is unnecessary.

Appendix-13

In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Administrator may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Administrator may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

17. Withholding

To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. To the extent a Participant makes an election under Section 83(b) of the Code, within ten days of filing such election with the Internal Revenue Service, the Participant must notify the Company in writing of such election. The Company and its Subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until all withholding tax obligations are satisfied. The Administrator may provide for or permit these obligations to be satisfied through the mandatory or elective sale of Shares and/or by having the Company withhold a portion of the Shares that otherwise would be issued to him or her upon exercise of the Option or the vesting or settlement of an Award, or by tendering Shares previously acquired. In addition, the Company shall be entitled to deduct from other compensation payable to each Participant any withholding tax obligations that arise in connection with an Award or require the Participant to pay such sums directly to the Company in cash or by check.

18. Administration of the Plan

(a) Administrator of the Plan. The Plan shall be administered by the Administrator who shall be the Compensation Committee of the Board or, in the absence of a Compensation Committee, the Board itself. Any power of the Administrator may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934 or cause an Award designated as a Performance Award not to qualify for treatment as performance-based compensation under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Administrator, the Board action shall control. The Compensation Committee may by resolution authorize one or more officers of the Company to perform any or all things that the Administrator is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Administrator; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer. In addition, the Compensation Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Subsidiary, and/or to one or more agents.

(b) Powers of Administrator. Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors; (iv) to establish and verify the extent of satisfaction of any

Appendix-14

performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 12; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions if the Administrator, in good faith, determines that it is necessary to do so in light of extraordinary circumstances and for the benefit of the Company; (viii) to approve corrections in the documentation or administration of any Award; and (ix) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may, in its sole and absolute discretion, without amendment to the Plan, waive or amend the operation of Plan provisions respecting exercise after Termination of Employment or service to the Company or an affiliate and, except as otherwise provided herein, adjust any of the terms of any Award.

(c) Determinations by the Administrator . All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

(d) Subsidiary Awards . In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Administrator so directs, be implemented by the Company issuing Shares to the Subsidiary, for such lawful consideration as the Administrator may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Administrator shall determine.

19. Amendment of the Plan or Awards

The Board may amend, alter or discontinue this Plan and the Administrator may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 12, no such amendment shall, without the approval of the stockholders of the Company amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements.

No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Administrator determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

20. No Liability of Company

The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

Appendix-15

21. Non-Exclusivity of Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Administrator to adopt such other incentive arrangements as either may deem desirable, including without limitation, an arrangement not intended to qualify under Section 162(m) of the Code, and such arrangements may be either generally applicable or applicable only in specific cases.

22. Governing Law

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Texas to the extent not preempted by federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

23. No Right to Employment, Reelection or Continued Service

Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its affiliates. Subject to Sections 4 and 19, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its affiliates.

24. Unfunded Plan

The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Administrator or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

25. Section 409A

It is intended that any Options, Stock Appreciation Rights, and Restricted Stock issued pursuant to this Plan and any Award Agreement shall not constitute “deferrals of compensation” within the meaning of Section 409A of the Code and, as a result, shall not be subject to the requirements of Section 409A of the Code. It is further intended that any Restricted Stock Units and Incentive Bonuses issued pursuant to this Plan and any Award Agreement or other written document establishing the terms and conditions of the Award (which may or may not constitute “deferrals of compensation,” depending on the terms of each Award) shall avoid any “plan failures” within the meaning of Section 409A(a)(1) of the Code. The Plan and each Award Agreement or other written document establishing the terms and conditions of an Award is to be interpreted and administered in a manner consistent with these intentions. However, no guarantee or commitment is made that the Plan, any Award Agreement or any other written document establishing the terms and conditions of an Award shall be administered in accordance with the requirements of Section 409A of the Code, with respect to amounts that are subject to such requirements, or that the Plan, any Award Agreement or any other written document establishing the terms and conditions of an Award shall be administered in a manner that avoids the application of Section 409A of the Code, with respect to amounts that are not subject to such requirements.

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26. Required Delay in Payment on Account of a Separation from Service

Notwithstanding any other provision in this Plan, any Award Agreement or any other written document establishing the terms and conditions of an Award, if any Award recipient is a “specified employee,” as defined in Treasury Regulations Section 1.409A-1(i), as of the date of his or her “Separation from Service” (as defined in authoritative IRS guidance under Section 409A of the Code), then, to the extent required by Treasury Regulations Section 1.409A-3(i)(2), any payment made to the Award recipient on account of his or her Separation from Service shall not be made before a date that is six months after the date of his or her Separation from Service. The Administrator may elect any of the methods of applying this rule that are permitted under Treasury Regulations section 1.409A-3(i)(2)(ii).

Appendix-17

ANNUAL MEETING OF STOCKHOLDERS OF

DEL FRISCO'S RESTAURANT GROUP, INC.

May 13, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20433000000000000000 5 051315

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect two Class I directors to hold office until the 2016 annual meeting and two Class III directors to hold office until the 2018 annual meeting.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

○ Ian R. Carter	Class I Director
○ Richard L. Davis	Class I Director
○ Norman J. Abdallah	Class III Director
○ Mark S. Mednansky	Class III Director

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

This proxy when properly executed will be voted as directed herein by the undersigned stockholder and in the discretion of the named proxies upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3.

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

DEL FRISCO'S RESTAURANT GROUP, INC.

Proxy for Annual Meeting of Stockholders on May 13, 2015

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Mark S. Mednansky and Thomas J. Pennison, Jr., and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Del Frisco's Restaurant Group, Inc, to be held on Wednesday, May 13, 2015, at 9:00 a.m., local time, at Del Frisco's Grille, 1200 E. Southlake Blvd., Southlake, Texas 76092, and at any adjournments or postponements thereof, as stated on the reverse side. If you sign and return this proxy but no direction is made, this proxy will be voted FOR all nominees for director in Proposal 1, FOR Proposals 2 and 3 and in the discretion of the named proxies upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side.)

1.1 14475